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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CORESITE REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1050 17th Street, Suite 800
Denver, Colorado 80265
(866) 777-2673

April 3, 2013

Dear CoreSite Stockholder:

        You are cordially invited to the CoreSite Realty Corporation 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 22, 2013 at 2:30 p.m., Mountain Time. The Annual Meeting will be held at the Ritz-Carlton, Denver, 1881 Curtis Street, Denver, Colorado 80202.

        At the Annual Meeting, you will be asked to (i) elect seven directors to our Board of Directors, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year, (iii) approve an advisory resolution on executive compensation, (iv) approve the Amended and Restated 2010 Equity Incentive Award Plan and (v) transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The accompanying Notice of 2013 Annual Meeting of Stockholders describes these matters. We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at www.proxyvote.com. We have sent the Notice of 2013 Annual Meeting of Stockholders to each of our stockholders, providing instructions on how to access our proxy materials and our 2012 Annual Report on the Internet. Please read the enclosed information carefully before submitting your proxy.

        Please join us at the meeting. Whether or not you plan to attend, it is important that you authorize your proxy promptly. If you do attend the meeting, you may withdraw your proxy should you wish to vote in person.

Sincerely,

THOMAS M. RAY President, Chief Executive Officer and Director

1050 17th Street, Suite 800
Denver, Colorado 80265
(866) 777-2673

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CoreSite Realty Corporation:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of CoreSite Realty Corporation, a Maryland corporation, will be held at the Ritz-Carlton, Denver, 1881 Curtis Street, Denver, Colorado 80202, on Wednesday, May 22, 2013, at 2:30 p.m., Mountain Time, for the following purposes:

  1.
  To elect seven directors to the Board of Directors to serve until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

  2.
  To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

  3.
  To consider and vote upon the advisory resolution to approve the compensation of our named executive officers, as described in the Proxy Statement;

  4.
  To consider and vote upon the approval of the Amended and Restated 2010 Equity Incentive Award Plan; and

  5.
  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        We know of no other matters to come before the Annual Meeting. Only stockholders of record at the close of business on March 22, 2013, are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013. Our Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

        Regardless of the number of shares of common stock you hold, as a stockholder your role is very important and the Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

DEREK S. MCCANDLESS Secretary

Dated: April 3, 2013
Denver, Colorado

1050 17th Street, Suite 800
Denver, Colorado 80265
(866) 777-2673

PROXY STATEMENT

 GENERAL INFORMATION REGARDING SOLICITATION AND VOTING

General

        This proxy statement will first be made available to stockholders on or about April 3, 2013. This proxy statement is furnished by the Board of Directors (the "Board") in connection with its solicitation of proxies for CoreSite Realty Corporation's 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 22, 2013, at 2:30 p.m., Mountain Time, at the Ritz-Carlton, Denver, 1881 Curtis Street, Denver, Colorado 80202, and at any adjournments or postponements thereof. Unless the context requires otherwise, references in this proxy statement to "CoreSite," "we," "our," "us" and "our company" refer to CoreSite Realty Corporation, a Maryland corporation, together with its consolidated subsidiaries, including CoreSite, L.P., a Delaware limited partnership of which CoreSite Realty Corporation is the sole general partner (our "Operating Partnership"), and CoreSite Services, Inc., a Delaware corporation, our taxable REIT subsidiary.

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. All stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013. Our Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

        Certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. We have also retained Eagle Rock Proxy Advisors to assist in the solicitation of proxies for an estimated fee of $5,500, plus reimbursement of reasonable expenses. In addition, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

        No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement does not imply that the information herein has remained unchanged since the date of this proxy statement.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to: (1) elect seven members to the Board until the next meeting of stockholders and until their successors are duly elected and qualify (Proposal One); (2) consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013 (Proposal Two); (3) consider and vote upon the advisory resolution to approve the compensation of our named executive officers (Proposal Three); (4) consider and vote upon the approval of the Amended and Restated 2010 Equity Incentive Award Plan (Proposal Four); and (5) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board knows of no other matters to be brought before the Annual Meeting.

Stockholders Entitled to Vote

        The close of business on March 22, 2013, has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 21,381,336 shares of common stock. Each share of common stock is entitled to one vote. Votes may not be cumulated.

How to Vote

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. You may authorize your proxy via the Internet by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also authorize your proxy by filling out the proxy card included with the materials or by calling the toll-free number found on the proxy card.

        If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a "vote instruction form." If you request printed copies of the proxy materials by mail, you will receive a vote instruction form. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

Attending and Voting at the Annual Meeting

        Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

        Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual Meeting

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may authorize your proxy to vote your shares by submitting a proxy, either by mail or via the Internet, or by calling the toll-free number found on the Notice and the proxy card.

        Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not made, the proxy will be voted "FOR" each of the seven director nominees, "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, "FOR" the advisory resolution to approve the compensation of our named executive officers as described in this proxy statement, "FOR" the approval of the Amended and Restated 2010 Equity Incentive Award Plan and in such manner as the proxy holders named on the proxy (the "Proxy Agents"), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        If your shares of common stock are held through a broker, bank or other nominee (collectively referred to as "brokers"), under applicable rules of the New York Stock Exchange (the "NYSE") (the exchange on which our common stock is traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold shares of our common stock for a beneficial owner do not receive voting instructions from that owner, the broker may vote on the proposal if it is considered a "routine" matter under the NYSE's rules, including this year's ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013, or leave your shares unvoted. Pursuant to the rules of the NYSE, the election of directors, the vote on the advisory resolution to approve the compensation of our named executive officers and the vote to approve the Amended and Restated 2010 Equity Incentive Award Plan are not "routine" matters as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions.

        The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes, to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Quorum

        Holders of a majority of our outstanding common stock entitled to vote must be present, in person or by proxy, at the Annual Meeting for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted "FOR," "AGAINST," "ABSTAIN," or, with respect to the election of directors, "WITHHOLD," will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. "Broker non-votes" will also be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other person holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Required Vote

        With respect to Proposal One, you may vote "FOR" all nominees, "WITHHOLD" your vote as to all nominees, or "FOR" all nominees except those specific nominees from whom you "WITHHOLD" your vote. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast. This means that the seven nominees who receive the greatest number of "FOR" votes cast will be elected. Cumulative voting is not permitted. Neither broker non-votes nor votes marked "WITHHOLD" will have an effect with respect to the election of any nominee.

        You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposals Two, Three and Four. To be approved, each of Proposals Two and Three must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal. Abstentions and broker non-votes will not be counted as votes cast on Proposals Two and Three and will have no effect on the result of this vote. To be approved, Proposal Four must receive a majority of all the votes cast, in person or by proxy, provided that the total vote cast on Proposal 4 represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on Proposal 4, abstentions and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote.

Board Recommendation

        The Board recommends that you vote as follows:

  •
  "FOR" each of the seven director nominees set forth in Proposal One;

  •
  "FOR" Proposal Two, relating to the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

  •
  "FOR" Proposal Three, relating to the advisory resolution to approve the compensation of our named executive officers; and

  •
  "FOR" Proposal Four, relating to the approval of the Amended and Restated 2010 Equity Incentive Award Plan.

        Any proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Revocation of Proxies

        You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person.

 Voting Results

        The voting results will be tallied by the inspector of election appointed for the meeting and filed with the SEC in a Current Report on Form 8-K within four business days following the Annual Meeting.

 PROPOSAL ONE: ELECTION OF DIRECTORS

        The Board has fixed the number of directors at seven. The seven persons named below, each of whom currently serves on our Board, have been recommended by our Nominating/Corporate Governance Committee and nominated by our Board to serve on the Board until our 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. In addition, the Board has determined that all of our directors, other than Mr. Ray, are independent under applicable SEC and NYSE rules. A plurality of votes cast is necessary for the election of a director. There is no cumulative voting in the election of directors.

        The Nominating/Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating/Corporate Governance Committee considers the following criteria:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate governance, including as an officer, board member or senior executive or as a former officer, board member or senior executive of a publicly held company, and a general understanding of finance, marketing and other elements relevant to the success of a publicly traded company in today's business environment;

  •
  experience in our industry;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of our operations;

  •
  diversity of experience, profession, skill and background, both on an individual level and in relation to the Board as a whole;

  •
  practical and mature business judgment, including ability to make independent analytical inquiries; and

  •
  the nature of and time involved in a director's service on other boards of directors and/or committees.

        The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates. A director candidate's background and personal experience, however, will be significant in the Board's candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders.

        Under the partnership agreement governing our Operating Partnership (the "Operating Partnership Agreement"), The Carlyle Group ("Carlyle"), which directly or indirectly holds 54.1% ownership of our Operating Partnership, is currently entitled to nominate up to two directors for election to our Board. (See "Information about our Board of Directors and its Committees" for more information about the circumstances under which Carlyle is entitled to appoint nominees to our Board.) Carlyle has exercised this right by nominating James A. Attwood, Jr. and Robert G. Stuckey for election at the Annual Meeting.

 Nominees for Election as Directors

        The table below sets forth the names and biographical information of each of the directors nominated for election at the Annual Meeting.

Name	Position With the Company	Age as of the Annual Meeting	Director Since
Robert G. Stuckey	Director and Chairman of the Board	51	2010
Thomas M. Ray	Director and President and Chief Executive Officer	50	2010
James A. Attwood, Jr.	Director	55	2010
Michael Koehler	Director	46	2010
Paul E. Szurek	Director	52	2010
J. David Thompson	Director	46	2010
David A. Wilson	Director	71	2010

Directors

        Robert G. Stuckey has served as a director since September 2010. Mr. Stuckey is a Managing Director and Fund Head, US Real Estate, at The Carlyle Group. Prior to joining Carlyle Realty in 1998, Mr. Stuckey was Chief Investment Officer at CarrAmerica Realty Corporation ("CarrAmerica"), a REIT. Prior to that, he was Senior Vice President of ProLogis, Inc. ("ProLogis"), an owner, operator and developer of industrial real estate, and Chief Financial Officer for Trammel Crow Company, N.E., a developer of, and investor in, commercial real estate. Mr. Stuckey was twice an Academic All-American in football at the University of Nebraska and received an M.B.A. from Harvard University. In determining Mr. Stuckey's qualifications to serve on our Board, the Board considered, among other things, Mr. Stuckey's significant experience concerning the acquisition, disposition, financing, operations and market opportunities of data center properties and private and publicly traded REITs, which provides us with valuable insight into commercial real estate, REIT and data center industry trends that affect our business.

        Thomas M. Ray is our President and Chief Executive Officer and a member of our Board since September 2010. Mr. Ray has been responsible for our company's activities since its founding in 2001. From 1998 to September 2010, Mr. Ray served in roles of increasing responsibility, including Managing Director, of The Carlyle Group, focusing upon opportunities for the firm's real estate funds and leading those funds' activities in the data center sector. He brings over 20 years of experience making and managing investments and businesses throughout the U.S., Europe and Asia. Prior to joining Carlyle, Mr. Ray held management-level roles at companies such as ProLogis, CarrAmerica and predecessors to Archstone-Smith. Prior thereto, he practiced real estate and transactional law. Mr. Ray received his M.B.A. from the University of Texas at Austin Graduate School of Business, where he was a Longhorn Scholar. He also received a J.D. from the University of Colorado at Boulder School of Law and a B.S. in Business Administration with emphasis in Finance from the University of Denver, where he was a Hornbeck Scholar. In determining Mr. Ray's qualifications to serve on our Board, the Board considered, among other things, Mr. Ray's significant experience with publicly traded REITs and in the acquisition, finance and operation of commercial real estate, as well as over a decade of experience in the data center industry, which provide us with insight into commercial real estate, REIT and data center trends that affect our business.

        James A. Attwood, Jr.    has served as a director since September 2010. Mr. Attwood is a Managing Director and Head of the Global Telecommunications and Media Group at The Carlyle Group. Prior to joining Carlyle in 2000, Mr. Attwood served as Executive Vice President for Strategy, Development and Planning at Verizon Communications, Inc. ("Verizon"), a telecommunications provider, and GTE Corporation (prior to its merger with Bell Atlantic to form Verizon). Prior to his four years at Verizon and GTE Corporation, Mr. Attwood served as an investment banker at Goldman, Sachs & Co. for 11 years. Mr. Attwood graduated summa cum laude from Yale University in 1980 with a B.A. in applied mathematics and an M.A. in statistics. In 1985, he received both J.D. and M.B.A. degrees from Harvard University. Mr. Attwood currently serves as a member of the boards of directors of Syniverse Holdings, Inc., a provider of business and technology services for the mobile telecommunications industry, Nielsen Holdings N.V., a global information and measurement company, and Getty Images Inc., a global creator and distributor of still imagery, video and multimedia products, which is privately held. Mr. Attwood has gained significant knowledge of the telecommunications industry through his work with Verizon and The Carlyle Group. In determining Mr. Attwood's qualifications to serve on our Board, the Board considered, among other things, Mr. Attwood's private equity experience, together with the experience gained by having served as an officer and on the boards of directors of various telecommunications companies, which provide us with a valuable perspective in monitoring and evaluating our business.

        Michael Koehler has served as a director since September 2010. Mr. Koehler currently serves as Senior Vice President, Global Services of EMC Corporation, a provider of IT consulting services and hardware, a position he has held since August 2011. During 2008 and 2009, Mr. Koehler served as Senior Vice President, Americas Region, of Electronic Data Systems Corporation ("EDS"), a division of the Hewlett-Packard Company ("HP"). EDS, a global provider of information technology and business processing outsourcing services, was acquired by HP in 2008. Prior to HP's acquisition of EDS, Mr. Koehler served as Executive Vice President, Global ITO Services and as Senior Vice President, Infrastructure Technology and Business Process Outsourcing at EDS. During 2007, Mr. Koehler served as Regional Senior Vice President, Europe, Middle East and Africa Operations at EDS, and, from 2006 to 2008, as Enterprise Client Executive, Navy Marine Corps Intranet Account at EDS. From 2004 to 2006, Mr. Koehler served as Chief Operating Officer of The Feld Group, a management information technology consulting firm that was acquired by EDS in 2004. From 1994 to 2001, he held management positions of increasingly greater responsibility at The Feld Group. Mr. Koehler received his B.S. in Industrial Engineering from Texas Tech University. In determining Mr. Koehler's qualifications to serve on our Board, the Board considered, among other things, Mr. Koehler's significant experience in the technology consulting and outsourcing industries and extensive operational and strategic planning experience in complex, global companies, which provide us with valuable insight into the technology trends that affect our business.

        Paul E. Szurek has served as a director since September 2010. Mr. Szurek has been Chief Financial Officer of Biltmore Farms, LLC, a residential and commercial real estate development and operating company, since 2003. Prior to joining Biltmore Farms, LLC, Mr. Szurek served as Chief Financial Officer of Security Capital Group Incorporated, a real estate investment, development and operating company. Mr. Szurek is currently a director of the Charlotte, North Carolina branch of the Federal Reserve Bank of Richmond. He has also previously served as a director to two publicly traded real estate companies, Regency Centers and Security Capital U.S. Realty. Mr. Szurek received a J.D. with honors from Harvard Law School and a B.A. in Government, magna cum laude, from the University of Texas at Austin. In determining Mr. Szurek's qualifications to serve on our Board, the Board considered, among other things, Mr. Szurek's significant experience concerning the acquisition, disposition, financing, operations and market opportunities of private and publicly traded REITs, which provide us with valuable insight into REIT-industry trends that affect our business.

        J. David Thompson has served as a director since September 2010. Mr. Thompson has been the Executive Vice President and Chief Information Officer of The Western Union Company, a global payment services company, since April 2012. From 2006 to April 2012, Mr. Thompson was Group President of the Symantec Services Group and Chief Information Officer of Symantec Corporation, a global provider of security, storage, and systems management solutions. From 2004 to 2006, Mr. Thompson served as Senior Vice President and Chief Information Officer for Oracle Corporation.

Mr. Thompson was Senior Vice President and Chief Information Officer at PeopleSoft, Inc. from 1998 to 2005, prior to its acquisition by Oracle Corporation. Mr. Thompson began his career as an officer in the U.S. Air Force as an Intelligence Systems Officer. Mr. Thompson studied computer science at American University. In determining Mr. Thompson's qualifications to serve on our Board, the Board considered, among other things, Mr. Thompson's significant experience in the technology industry and extensive operational experience in information technology systems optimization, which provide us with valuable insights into the information technology trends that affect our business.

        David A. Wilson has served as a director since September 2010. Mr. Wilson has been the President and Chief Executive Officer of the Graduate Management Admission Council (the "Council") since 1995. The Council is a $100.0 million enterprise that is the owner of the Graduate Management Admission Test, the GMAT. Prior to 1995, he was a Managing Partner and National Director for Professional Development at Ernst & Young LLP, a public accounting firm. From 1968 to 1978, Mr. Wilson held faculty positions at the University of Texas at Austin, where he was awarded tenure, and at Harvard Business School. Mr. Wilson completed his undergraduate studies at Queen's University in Canada, received his M.B.A. at the University of California, Berkeley, and received his doctorate at the University of Illinois. He is a Chartered Accountant in Canada and a Certified Public Accountant in the United States. From 2002 to 2007, he has served on the board of directors of Laureate Education, Inc. ("Laureate"), a company which provides access to high-quality, innovative institutions of higher education, and of Terra Industries, Inc. ("Terra"), a producer and marketer of nitrogen products for the agricultural and industrial markets, from 2009 to 2010. At Laureate, he chaired the Audit Committee and served as a member of the Nominating and Governance Committee and the Conflicts Committee. He served on the Audit Committee of Terra. He has served on the Worldwide Board of Junior Achievement, the Conseil d'Administration de la Confrérie de la Chaîne des Rôtisseurs (Paris) and The Wolf Trap Foundation. He presently serves on the board of directors of Barnes and Noble, Inc., a book retailer and content, commerce and technology company, and as chair of its Audit Committee, and also serves as a member of the board of directors of The Atlantic Council, a non-profit organization. In determining Mr. Wilson's qualifications to serve on our Board, the Board considered, among other things, Mr. Wilson's significant industry experience in the areas of accounting policy, internal controls and risk management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF MESSRS. STUCKEY, RAY, ATTWOOD, KOEHLER, SZUREK, THOMPSON AND WILSON.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board, which is composed entirely of independent directors, has appointed KPMG LLP as our company's independent registered public accounting firm for the year ending December 31, 2013. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee's action in appointing KPMG LLP as the independent registered public accounting firm of our company for 2013. If our stockholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board.

        A representative of KPMG LLP will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

        The affirmative vote of a majority of all votes cast on the proposal is necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Principal Accountant Fees and Services

        The following table summarizes the fees billed by KPMG LLP for professional services rendered to us for fiscal years 2012 and 2011.

	2012	2011
Audit Fees	$690,000	$750,000
Audit-Related Fees	71,750	35,380
Tax Fees	—	—
All Other Fees	—	—

Total	$761,750	$785,380

  Audit Fees.    Audit fees consisted of aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of interim consolidated financial statements, consultations on accounting matters directly related to the audit, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

  Audit-Related Fees.    Audit-related fees consists of aggregate fees billed for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees." The amount for 2011 of $35,380 relates to assistance with the preparation and filing of our Registration Statements on Form S-3 during 2011. The amount for 2012 of $71,750 primarily related to services provided in connection with our 2012 preferred stock offering.

Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Requests to provide services requiring pre-approval by the Audit Committee are submitted to the Audit Committee with a description of the services to be provided and an estimate of the fees to be charged in connection with such services. The Audit Committee pre-approved all services to be performed by our independent registered accounting firm during fiscal years 2011 and 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board with its oversight responsibilities regarding the Company's financial reporting process. The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements and the reporting process, including the Company's accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. KPMG LLP, the Company's independent registered public accounting firm, is responsible for performing an audit of the Company's financial statements.

        With regard to the fiscal year ended December 31, 2012, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of December 31, 2012, and for the year then ended; (ii) discussed with KPMG LLP, the independent auditors, the matters required by PCAOB AU Section 380, Communications with Audit Committees; (iii) received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee regarding independence; and (iv) discussed with KPMG their independence.

        Based on the review and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

The Audit Committee:

  David A. Wilson
  Paul E. Szurek
  Michael Koehler

 PROPOSAL THREE: THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis" section of this proxy statement, or "CD&A," the compensation tables and accompanying narrative disclosures. While this stockholder vote on executive compensation is an advisory vote that is not binding on the company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The vote on the advisory resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of all the votes cast on the proposal.

        Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes. We expect that the next such frequency vote will occur at the 2017 annual meeting of stockholders.

        As described more fully in the CD&A, our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our practice of placing a significant portion of each executive's compensation at risk demonstrates this pay-for-performance philosophy.

        We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy and is consistent with our annual and longer-term performance. Specifically, our compensation program for executive officers focuses on the following principal objectives:

  •
  align executive compensation with stockholder interests;

  •
  attract and retain talented personnel by offering competitive compensation packages;

  •
  motivate employees to achieve strategic and tactical corporate objectives and the profitable growth of our company; and

  •
  reward employees for individual, functional and corporate performance.

        Our Board believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:

  •
  Independent Compensation Committee.  Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee meets in executive session, without executive officers present, in determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant that is not permitted to perform any additional services for CoreSite management without the Compensation Committee's approval.

  •
  Performance-Based Incentive Compensation.  Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the Board-approved annual operating plan.

  •
  Limited Perquisites.  Our executive officers do not receive any perquisites other than those that are offered to non-executive, salaried employees.

  •
  Equity Plans.  Grants under our equity plans generally include four-year vesting periods, and our plan prohibits repricing or exchange of outstanding option awards without consent of stockholders, and requires that options be granted with exercise prices at fair market value.

        Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY RESOLUTION TO
APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

        Our Board currently consists of seven directors. Our charter and bylaws provide that the number of directors constituting our Board may be increased or decreased by a majority vote of our entire Board, provided the number of directors may not be decreased to fewer than one, the minimum number required under the Maryland General Corporate Law ("MGCL"). On the other hand, the Operating Partnership Agreement provides that, for so long as real estate funds affiliated with The Carlyle Group (the "Funds") collectively own 10% or more of the outstanding common stock (assuming all Operating Partnership units are exchanged for common stock on a one-for-one basis), the Board may not increase or decrease the number of directors unless, in the case of an increase, the number of directors that the Funds are entitled to nominate is also increased, provided that the number of such nominees shall not exceed one-third of the entire Board.

        Our bylaws require that nominees for director, whether for election by the stockholders or by the Board, shall include such individuals as are entitled to be nominated pursuant to the Operating Partnership Agreement. The Operating Partnership Agreement provides that, for so long as the number of Operating Partnership units and shares of common stock held collectively by the Funds is equal to or greater than 50% of the total number of shares of outstanding common stock (assuming all Operating Partnership units are exchanged for common stock), certain of the Funds shall have the right to nominate the number of directors that is one less than the lowest whole number that would exceed one-third of the directors, but not less than one director. With the Board having seven members, the Funds presently are entitled to nominate two directors. Such rights to nominate directors are subject to decrease as follows (in each case assuming all Operating Partnership units are exchanged for common stock):

  •
  If the Funds collectively own less than 50% but at least 10% of the outstanding common stock, then the Funds will be entitled to nominate the number of directors that is one less than the lowest whole number that would exceed 20% of the directors, but not less than one director. Assuming that the Board still had seven directors, then the Funds would be entitled to nominate only one director under this scenario.

  •
  If the Funds collectively own less than 10% of the outstanding common stock, then the Funds will no longer be entitled to nominate any directors.

        During 2012, the Board held ten meetings. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

        There are no family relationships among our executive officers and directors.

Board Leadership Structure

        The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that an independent director serving as Chairman is in our best interests at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. In addition to an independent chairman, our bylaws also require us to have a lead independent director, who may preside over meetings of independent directors in the event of a potential conflict of interest that precludes our chairman from participating. The current lead independent director is Mr. Szurek.

 Executive Sessions

        Our non-employee directors met in a special executive session without management at each regularly scheduled Board meeting in 2012, except for a Board meeting in December 2012 in which the non-employee directors met in executive session on the day prior to the Board meeting. Robert G. Stuckey, as Chairman of the Board, chaired the non-employee director executive sessions held during 2012 and generally chairs any executive sessions held by non-employee directors. The Board expects to continue to conduct an executive session limited to non-employee directors at least annually and our non-employee directors may schedule additional executive sessions in their discretion.

Committees of the Board of Directors

        Our Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Each of these committees must be composed exclusively of independent directors. The Audit Committee and the Nominating/Corporate Governance Committee must each have at least three directors; the Compensation Committee must have at least two directors. Our Board may from time to time establish other committees to facilitate the management of our company. The Operating Partnership Agreement currently requires that, so long as the Funds collectively own at least 10% of the outstanding common stock (assuming all Operating Partnership units are exchanged for common stock), the Funds shall have the right to have at least one of their nominees on each committee, unless prohibited by law or the rules of the NYSE, other than any committee whose purpose is to evaluate or negotiate any transaction with the Funds. The Funds have exercised this right by requesting that Mr. Stuckey be appointed to the Nominating/Corporate Governance Committee, but have not requested that either of its two nominees be appointed to either the Audit Committee or the Compensation Committee.

        The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.coresite.com.

  Audit Committee

        The Audit Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditors. The Audit Committee selects, appoints, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares an annual report for inclusion in our annual proxy statement pursuant to federal securities laws. The Audit Committee also works with management regarding risk assessment and risk management, and discusses with management our leverage and any issues that arise with respect to our leverage. Messrs. Wilson, Koehler and Szurek currently serve as members of the audit committee, with Mr. Wilson serving as chair. The Board has determined that all three members of the committee are "financially literate" as defined under the NYSE rules, that Mr. Wilson qualifies as an "Audit Committee Financial Expert" as defined under SEC rules, and that all three members of the committee are independent under applicable NYSE and SEC rules. The Audit Committee met seven times in 2012.

  Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board's effectiveness and is primarily responsible for oversight of corporate governance, including implementing our Corporate Governance Guidelines. In evaluating potential nominees to the Board, the

Nominating/Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board, as well as the minimum qualifications of Board nominees set forth under "Proposal One: Election of Directors" above. The Nominating/Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. Messrs. Szurek, Stuckey and Thompson currently serve as members of the Nominating/Corporate Governance Committee, with Mr. Szurek serving as chair. The Board has determined that all three members of the committee are independent under applicable NYSE rules. The Nominating/Corporate Governance Committee met four times in 2012.

        At least annually, the Nominating/Corporate Governance Committee evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating/Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating/Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

        At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating/Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating/Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating/Corporate Governance Committee will consider the factors listed above.

        The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Operating Partnership Agreement), then the nomination or election of such directors will be governed by such requirements.

  Compensation Committee

        The Compensation Committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to the Board regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our annual proxy statement and publishes an annual committee report for our stockholders. Messrs. Koehler, Wilson and Thompson currently serve as members of the Compensation Committee, with Mr. Koehler serving as chair. The Board has determined that all three members of the committee are independent under applicable NYSE and SEC rules. The Compensation Committee met four times in 2012. For a description of the Compensation Committee's processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee's decision-making process, see the section titled "Compensation Discussion and Analysis."

Board Oversight of Risk Management

        The Board believes that overseeing how the executive team manages the various risks confronting the company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Nominating/Corporate Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Board is apprised by the committee chairs of significant risks and management's response to those risks via periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

        With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives' base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. Any other compensation provided to the executive officers is primarily in the form of long-term equity awards that are important to help further align executives' interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and because awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

        The Compensation Committee also has reviewed our compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for our employees are capped, and we have discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors we may determine to be appropriate in the circumstances. As with the compensation of our executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of stockholders.

Corporate Governance Guidelines

        The Board has adopted a set of governance guidelines, the CoreSite Realty Corporation Corporate Governance Guidelines, which are designed to promote the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to Board composition and member selection, Board independence, Board meetings and involvement of senior management, management succession planning, Board committees and the evaluation of senior management and the Board. The Board reviews our Corporate Governance Guidelines at least annually and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of the Corporate Governance Guidelines is available on our website at www.coresite.com.

Code of Ethics

        Our Code of Business Conduct and Ethics applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and the Board. A copy of the Code of Business Conduct and Ethics is available on our website at www.coresite.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Directors

        The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each director's annual retainer is in the form of equity. Pursuant to our current director compensation plan, and under our 2010 Equity Incentive Award Plan (the "2010 Plan"), members of the Board who are not also employees (nor nominated by Carlyle) ("Non-Employee Directors") are given an annual grant of restricted stock units ("RSUs") and an equal number of tandem dividend equivalents under our 2010 Plan on the date of the annual meeting of stockholders (each, an "Annual RSU Award"), having a fair market value as of the date of grant equal to $40,000. Dividend equivalents give holders the right to receive, upon payment of any ordinary cash dividend paid to holders of our common stock, an equivalent payment in the form of additional RSUs and dividend equivalents. All Annual RSU Awards vest one year from the grant date. Each RSU entitles the director to one share of our common stock payable upon termination of service as a director. In addition, each Non-Employee Director is given an annual cash retainer of $40,000 for services as a director. Directors who are employees of our company or our subsidiaries and those directors nominated by the Funds do not receive compensation for their services as directors.

        Non-Employee Directors who serve on our Audit, Nominating/Corporate Governance and/or Compensation Committees other than as chair of the committee receive an additional annual cash retainer fee of $5,000 for each committee on which they serve. Directors who serve as the chair of our Audit Committee receive an additional annual retainer of $15,000. Directors who serve as the chair of one of our other Board committees receive an additional annual retainer of $10,000.

        The following table presents information regarding the compensation paid during 2012 to Non-Employee Directors who served on the Board during the year. The compensation paid to Mr. Ray is presented below under "Executive Compensation" in the table titled "2012 Summary Compensation Table" and the related explanatory tables. Messrs. Stuckey, Attwood and Ray do not receive any compensation for their services as members of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Koehler	55,000	40,000	95,000
Paul E. Szurek	55,000	40,000	95,000
J. David Thompson	50,000	40,000	90,000
David A. Wilson	60,000	40,000	100,000

(1)
The amounts included under the "Stock Awards" column reflect the aggregate grant date fair value of the restricted stock unit awards granted to each Non-Employee Director, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Assumptions used to calculate these amounts are described in Note 12, "Equity Incentive Plan" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

        The following table presents the number of outstanding and unexercised option awards and the number of outstanding RSUs held by each of the Non-Employee Directors as of December 31, 2012.

Director	Number of Shares Subject to Outstanding Options as of December 31, 2012(1)	Number of Shares Subject to Outstanding RSUs as of December 31, 2012(2)
Michael Koehler	2,500	6,813
Paul E. Szurek	2,500	6,813
J. David Thompson	2,500	6,813
David A. Wilson	2,500	6,813

(1)
The stock options are fully vested.

(2)
The restricted stock units are fully vested, except for 1,639 restricted stock units which will vest on May 16, 2013.

 Communications with the Board

        Any stockholder or other interested party may contact the Board, including any non-employee director or the non-employee directors as a group, or any individual director or directors, by writing to our Corporate Secretary at 1050 17th Street, Suite 800, Denver, Colorado 80265, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder's instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to our accounting, internal accounting controls or auditing matters can be found on our website at www.coresite.com.

Attendance of Directors at 2013 Annual Meeting of Stockholders

        While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. All of our directors other than Mr. Koehler, who was unable to attend due to international travel, attended the 2012 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has ever been an executive officer of the company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served on any compensation committee (or its equivalent) of any other entity, the executive officers of which served as a director of the company or a member of our Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

        The following table sets forth certain information as of April 3, 2013, regarding our executive officers.

Name	Position With the Company	Age
Thomas M. Ray	President and Chief Executive Officer	50
Jeffrey S. Finnin	Chief Financial Officer	49
Jarrett Appleby	Chief Operating Officer	51
Christopher Ancell	Senior Vice President, Sales & Sales Engineering	50
Billie R. Haggard	Senior Vice President, Data Centers	47
Derek S. McCandless	Senior Vice President, Legal, General Counsel and Secretary	42
Rob Rockwood	Senior Vice President and General Manager, Eastern Region	52
Dominic M. Tobin	Senior Vice President, Operations	59

        Please see "Proposal One: Election of Directors—Directors" starting on page 6 for information regarding Thomas M. Ray.

        Jeffrey S. Finnin is our Chief Financial Officer. Before joining us as Chief Financial Officer in January 2011, Mr. Finnin served as Managing Director and Chief Accounting Officer of ProLogis, a publicly held REIT, for over five years. Prior to his tenure at ProLogis, Mr. Finnin spent 18 years in public accounting as a partner with KPMG LLP and Arthur Andersen LLP, where he served as the Industry Lead Partner in charge of Real Estate and Financial Services Practices in Denver, Colorado. Mr. Finnin is a Certified Public Accountant and received his B.S. in Business Administration from Colorado State University.

        Jarrett Appleby is our Chief Operating Officer. Before joining us as Chief Operating Officer in May 2012, Mr. Appleby served as Chief Marketing Officer of Equinix Inc., a global provider of data center services, from December 2008 to April 2012. Prior to his tenure at Equinix, Mr. Appleby served as Chief Strategy and Marketing Officer at Reliance Globalcom LTD, a global telecommunications company, from August 2006 to December 2008. Mr. Appleby founded and served as Chief Executive Officer of ILV Group, a global advisory and consulting company, and has served in senior positions in the telecommunications industry, including as Senior Vice President of Strategy & Corporate Development for MCI (now Verizon Business) and as Senior Vice President of MCI Solutions (now Verizon Business). Mr. Appleby received both his B.A. in Mathematics and Economics and his M.B.A. from Lehigh University.

        Christopher Ancell is our Senior Vice President, Sales & Sales Engineering. Mr. Ancell brings over 28 years of experience leading business units and sales organizations in the communications and technology-services industries. Prior to joining us in October 2012, Mr. Ancell was President of the Business Markets organization of CenturyLink, Inc. ("CenturyLink"), a communications services company serving residential, business, governmental and wholesale customers, from April 2011 to May 2012. From September 2009 to April 2011, Mr. Ancell served as Executive Vice President of the Business Markets organization of Qwest Corporation ("Qwest") prior to its acquisition by CenturyLink. Prior to that, Mr. Ancell held various roles at Qwest, including Vice President of Sales, Western Region and Vice President of Hosting Sales. He has also held management positions at PricewaterhouseCoopers and with Oracle's Telecommunications Consulting Practice. Mr. Ancell received a B.S. in Economics from the University of Denver.

        Billie R. Haggard is our Senior Vice President, Data Centers. In this role, Mr. Haggard is responsible for the design, construction, maintenance, facilities staffing and ultimately uptime, reliability and energy efficiency of our data centers. Mr. Haggard served as our Vice President of Facilities from 2009 to 2010. Prior to joining us in March 2009, Mr. Haggard was the Senior Technical Manager at Switch and Data Facilities Company, Inc. ("Switch and Data"), a provider of network-neutral data centers, where he oversaw all aspects of data center design and management for more than 40 data centers across North America. Prior to joining Switch and Data in 2003, Mr. Haggard held the position of Technical Manager for Lee Technologies, a data center solutions provider, focused upon data center and mission-critical facilities. Mr. Haggard studied Engineering at Louisiana State University and Louisiana Tech University. Additionally, Mr. Haggard held positions of increasing responsibility focused upon nuclear power technology and maintenance during his 14-year career as an officer in the United States Navy. Mr. Haggard was recognized with four Naval Achievement Medals and numerous letters of commendation stemming from his work and teachings concerning highly sensitive, mission-critical facilities.

        Derek S. McCandless is our Senior Vice President, Legal, General Counsel and Secretary. Prior to joining us in March 2011, Mr. McCandless served as Senior Vice President and Assistant General Counsel at Apartment Investment and Management Company, a REIT focused on apartment properties, which he joined in 2003. Prior to his tenure with Apartment Investment and Management Company, Mr. McCandless was in private practice with the law firms of Holme Roberts & Owen LLP (now Bryan Cave HRO) and Cooley LLP. Mr. McCandless received a J.D. from The University of Chicago and a B.S., cum laude, from Brigham Young University.

        Rob Rockwood is our Senior Vice President and General Manager of the Eastern Region. Mr. Rockwood has been with us since shortly after the company's founding in 2001. Mr. Rockwood has been involved with many aspects of our data center portfolio development and management and has served as Chief Operating Officer, Chief Investment Officer and SVP of Acquisitions before assuming his current role. Before joining us in 2001, Mr. Rockwood was the Managing Director of the Faris Group, an independent consulting company specializing in increasing the value of data centers and telecom real estate. He was also the director of business development for Broadband Office and the general manager of Transcom, a wholly-owned telecommunications subsidiary of the Columbia Energy Group. Prior to entering the private sector, Mr. Rockwood was a Captain and Commander in the United States Army. Mr. Rockwood received his M.P.A. from the JFK School of Government at Harvard University, his M.S. in construction management from the University of Illinois, and B.S. from the United States Military Academy at West Point.

        Dominic M. Tobin is our Senior Vice President, Operations. Mr. Tobin is responsible for our company's operations activities, including all Any2 Exchange® related initiatives. Mr. Tobin served as our Field Operations Director from 2007 to 2009 and Vice President of Operations from 2009 to 2010. Prior to joining us in January 2007, Mr. Tobin spent 15 combined years at First Level Technology and AT&T, where he held roles of increasing responsibility including Field Operations Director and District Manager. Mr. Tobin obtained his B.S. degree in Telecommunications Management, magna cum laude, from Golden Gate University. He also received a Network Management Certificate from U.C. Santa Cruz Extension and was a First Class Electronics Technician in the U.S. Coast Guard.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2012 compensation of our named executive officers, or NEOs. For 2012, our NEOs were:

Thomas M. Ray	President and Chief Executive Officer
Jeffrey S. Finnin	Chief Financial Officer
Jarrett Appleby	Chief Operating Officer
Billie R. Haggard	Senior Vice President, Data Centers
Derek S. McCandless	Senior Vice President, Legal, General Counsel and Secretary

 Executive Summary

        Our compensation program for our NEOs and other executive officers is designed to meet the following primary objectives:

  •
  Management Development and Continuity.  Attract and retain individuals of superior ability and managerial talent to develop, grow and manage our business by offering competitive compensation opportunities with a significant long-term component;

  •
  Performance-Based.  Align executive officer compensation with the achievement of our short- and long-term corporate strategies and business objectives and with the long-term interests of our stockholders through the use of performance-based and variable compensation elements; and

  •
  Long-Term Focus on Stockholder Value.  Align executives with stockholder value creation by delivering a significant portion of our executive officers' compensation in the form of equity-based awards that vest over multiple years.

        We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value. For 2012, our fixed compensation versus targeted variable compensation was structured as follows for our CEO and other named executive officers:

        We believe our executive compensation should be structured to appropriately balance annual cash compensation with long-term equity-based compensation. For 2012, our target annual cash versus long-term equity-based compensation was structured as follows for our CEO and other named executive officers:

Selected 2012 Company Performance Highlights

        Performance for our company was strong in 2012, highlighted by the following:

  •
  Total shareholder return in 2012 of 59.8%;

  •
  Revenue in 2012 grew by 19.7% over 2011;

  •
  Adjusted EBITDA (as defined below) in 2012 grew by 36.0% versus 2011; and

  •
  Funds from operations (FFO) (as defined below) attributable to common shares and units in 2012 grew by 26.5% versus 2011.

        In addition to the financial highlights above, we achieved the following in 2012:

  •
  Maintained six nines of up time across our platform for second consecutive year, including 100% up time through Hurricane Sandy and its aftermath;

  •
  Maintained our focus on operational excellence, executing over 8,000 service orders, including a record number of fiber cross-connect installations;

  •
  Substantially realigned our sales and marketing functions to better focus on our customer verticals; and

  •
  Continued to expand our geographic platform, including pre-construction activities relating to new buildings in Reston, Virginia, Secaucus, New Jersey and our Santa Clara, California campus.

        At our annual meeting of stockholders in May 2012, we held a vote on an advisory resolution to approve the compensation of our named executive officers ("say-on-pay"). The compensation of our named executive officers reported in our 2012 proxy statement was approved by over 98% of the votes cast at the 2012 annual meeting. Our Compensation Committee believes this affirms our stockholders' support of our approach to executive compensation, and the Compensation Committee did not materially change its approach in 2012. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Role of the Board of Directors, the Compensation Committee, Management and Consultant

        Our Compensation Committee is charged with, among other things, the responsibility of reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophy and objectives and that the total compensation paid to our executive officers is consistent with our performance, fair, reasonable and competitive with companies within our industry. The Compensation Committee's primary responsibilities with respect to determining executive compensation are (i) setting performance targets under all annual bonus and long-term and management incentive compensation plans, including our 2010 Plan; (ii) verifying that performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation; (iii) approving all amendments to, and terminations of, all compensation plans and any awards under such plans; (iv) granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; (v) approving which executive officers and other employees receive awards under our equity and incentive compensation plan(s), including the 2010 Plan; and (vi) conducting an annual review of all compensation plans. All plan reviews include reviewing the plan's administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan's internal and external administrators if any duties have been delegated.

        The Compensation Committee reviews and considers our Chief Executive Officer's recommendations with respect to compensation decisions for our named executive officers other than himself. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters because, given his knowledge of our operations, the data center industry and the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time. The Board and Compensation Committee make all compensation decisions with regard to our Chief Executive Officer.

        As part of the 2012 compensation process, the Compensation Committee retained W.T. Haigh & Company, Inc. ("W.T. Haigh") as its independent compensation consultant. W.T. Haigh provides us advisory services only with respect to executive compensation, and works with management only with the approval and under the direction of the Compensation Committee. W.T. Haigh reviewed the compensation components for our 2012 program for our named executive officers and advised the Compensation Committee regarding the components and levels of the executive compensation program, including our incentive and equity-based compensation plans. A representative of W.T. Haigh attended the meetings of the Board and Compensation Committee in March and April 2012 and February and March 2013, and continues to make himself available on an ongoing basis to provide guidance to the Compensation Committee on compensation issues as they arise. The Compensation Committee has reviewed its and our company's relationships with W.T. Haigh and has not identified any conflicts of interest.

Peer Companies

        The Compensation Committee uses peer company data to guide its review of the total compensation of our executive officers and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation. The Compensation Committee focuses on ensuring that the performance-based elements of our executive compensation program are consistent with peer and industry trends. However, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of peer companies.

        In 2012, the Compensation Committee approved a peer group based on analysis and preliminary recommendations by W.T. Haigh. This peer group is comprised of 29 publicly traded companies in the data center, real estate and general technology industries and was selected based on a number of criteria, including each company's revenue, market capitalization, number of employees and other key financial metrics. We believe these companies are broadly comparable to us, and appropriately reflect our size, complexity, growth prospects, operations, and labor market for key leadership positions.

        The 2012 peer companies are listed below:

Akamai Technologies, Inc.	Alexandria Real Estate Equities, Inc.	BioMed Realty Trust, Inc.
Brandywine Realty Trust	Cogent Communications Group, Inc.	DCT Industrial Trust Inc.
Digital Realty Trust, Inc.	Digital River, Inc.	DuPont Fabros Technology, Inc.
EastGroup Properties, Inc.	Edgewater Technology, Inc.	Equinix, Inc.
First Industrial Realty Trust, Inc.	First Potomac Realty Trust	Healthcare Realty Trust Incorporated
Highwoods Properties, Inc.	Hudson Pacific Properties, Inc.	Internap Network Services Corp.
Kilroy Realty Corporation	Lexington Realty Trust	Liberty Property Trust
Limelight Networks, Inc.	Parkway Properties, Inc.	Perficient, Inc.
PS Business Parks, Inc.	Rackspace Hosting, Inc.	Savvis Inc.
Washington Real Estate Investment Trust	Websense, Inc.

        The Compensation Committee will review our peer group annually to determine whether changes are necessary to ensure that the peer companies continue to be comparable to us based on changing scope and growth characteristics.

Elements of 2012 Compensation

        Our compensation program is made up of the following direct compensation elements:

Element	Fixed or Variable	Description
Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive's position, role, responsibility and experience.
Annual Incentive	Variable	To motivate and reward the achievement of our annual performance, including objectives related to revenue, adjusted EBITDA and FFO.
Equity Awards	Variable	To align executives' interests with the interests of stockholders through equity-based compensation and promote the long-term retention of our executives and key management personnel.

        For 2012, the following was the targeted mix of compensation:

2012 Compensation Decisions

        Base Salaries.    After the end of 2011, base salaries were reviewed to ensure that they were generally competitive with market levels and generally reflect our level of financial performance during the previous year. No formulaic base salary increases are provided to the NEOs; however, annual merit increases are provided when we determine that such increases are warranted in light of national salary increase levels, salary levels within our peer companies, individual performance and/or overall company performance.

        The base salaries of our named executive officers in 2012 were as follows:

Named Executive Officer	2012 Base Salary	Increase Over 2011 Base Salary
Thomas M. Ray	$450,000	5.8%
Jeffrey S. Finnin	$355,000	1.4%
Jarrett Appleby	$350,000	—
Billie R. Haggard	$205,000	5.1%
Derek S. McCandless	$260,000	4.0%

        The base salary for Mr. Appleby for 2012 was negotiated upon his commencement of employment with us in May 2012.

        Annual Cash Incentive Awards.    An important component of our total compensation program is the annual cash incentive based on the achievement of preset, annual company performance objectives and individual executive performance, which is determined in the Board and Compensation Committee's discretion.

        In March 2012, the Compensation Committee established the following 2012 target annual incentive amounts for each of our named executive officers under our 2012 annual cash incentive program (the "2012 Bonus Plan"), except for Mr. Appleby whose 2012 target annual incentive amount was set in connection with the negotiation of his employment agreement: Mr. Ray—$400,000; Mr. Finnin—$213,000; Mr. Appleby—$262,500; Mr. Haggard—$102,500; and Mr. McCandless—$166,400. In setting the 2012 target bonus amounts for each of our named executive officers, the Compensation Committee considered the following factors: (i) organizational level and expected impact on our annual operating results; (ii) the scope, level of expertise and experience required for the named executive officer's position; and (iii) competitive levels of target annual incentive opportunity.

        Actual bonus amounts earned for 2012 were based on the level of company-wide achievement of revenue, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and funds from operations (FFO) in 2012 versus targets established by the Compensation Committee with management's input at the beginning of the year. Our company-wide financial goals are designed to be "stretch" goals intended to be very challenging but attainable. The total incentive bonus actually paid to each named executive officer is determined based on the extent to which specified weighted objective company performance goals are achieved, multiplied by a weighting and bonus factor. The bonus factors for each performance factor used to calculate the total incentive bonuses as approved by the Compensation Committee were as follows:

Revenue	Adjusted EBITDA	FFO		Multiplier
94%	94%	94%	> X	0%
96%	96%	96%	> X	25%
98%	98%	98%	> X	50%
100%	100%	100%	> X	75%
100%	100%	100%	< = X	100%
102%	104%	104%	< X	125%
103%	106%	107%	< X	150%
104%	108%	110%	< X	170%
105%	110%	113%	< X	185%
106%	112%	116%	< X	200%

X
= 2012 actual as a percentage of target (as adjusted).

        The Compensation Committee has the discretion to adjust the actual results based on extraordinary one-time items. In 2012, adjustments for extraordinary one-time items resulted in a downward adjustment to the 2012 bonus payout from 178% to 145%. In addition, the Board and Compensation Committee may further adjust the bonus payments in its discretion based on each named executive officer's achievement of departmental and individual goals, and overall job performance. The table below sets forth the calculation of the 2012 bonus payouts with respect to the objective company performance goals:

Performance Factor	2012 Target	2012 Actual as a Percentage of Target (As Adjusted)	Weighting	Bonus Grid Factor	Bonus Payout
Revenue	$199.5 million	101.9%	33.3%	100%	33.3%
Adjusted EBITDA	$76.6 million	110.6%	33.3%	185%	61.7%
FFO	$62.4 million	109.1%	33.3%	150%	50.0%

TOTAL					145.0%

        Funds from operations ("FFO") represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted by adding non-cash compensation expense and transaction costs to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt.

        In light of our performance in 2012 and the Board's and Compensation Committee's discretionary evaluation of each named executive officer's job performance, we paid Messrs. Ray, Haggard and McCandless approximately 160% of their respective target bonus amounts, and Messrs. Finnin and Appleby approximately 138% of their respective target bonus amounts. The bonus amount for Mr. Appleby was prorated based on his commencement of employment with us in May 2012.

        Equity Compensation.    Generally in the first quarter of each year, the Compensation Committee grants equity-based awards to our named executive officers, other executives and key management personnel in order to align their interests with those of the stockholders and to provide a compensation element intended to retain our named executive officers and other executives over the long term. For 2012, the value of the long-term equity awards granted to each named executive officer was based on the Compensation Committee's assessment of each named executive officer's expected future contributions to our company, ability to impact our long-term results that drive stockholder value, their overall long-term performance and competitive levels of long-term equity compensation for similarly situated executives.

        For 2012, the Compensation Committee approved equity awards with 60% of the value of the equity award in the form of restricted stock and 40% of the value of the equity award in the form of stock options (using a Black-Scholes valuation to determine the number the stock options). The Compensation Committee believes that the combination of stock options, which only have value if our stock price appreciates, and restricted stock awards, which offer a strong retention incentive and are less dilutive to our current stockholders than stock options, offers an effective equity-based compensation approach for our named executive officers and other executives. The stock options and restricted stock vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued employment with us.

Name	Stock Option Awards: Number of Securities Underlying Options (#)	Restricted Stock Awards: Number of Shares of Restricted Stock (#)
Thomas M. Ray	75,000	36,578
Jeffrey S. Finnin	23,795	11,605
Billie R. Haggard	12,821	6,253
Derek S. McCandless	16,513	8,053

        In connection with his commencement of employment with us in May 2012, we granted to Mr. Appleby 130,509 shares of restricted stock. The restricted stock vests in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Appleby's continuous service with us as of each vesting date. Our Board approved this grant as part of the negotiation of Mr. Appleby's employment agreement to induce Mr. Appleby to accept employment with us and to recognize unvested equity foregone with his previous employer. The grant was also based on the Compensation Committee's business judgment that the grant reflects an appropriate level of initial equity-based long-term incentive sufficient to retain Mr. Appleby and further align his compensation with stockholder value.

        Defined Contribution Plans.    We have maintained a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") for eligible employees of our company and any designated affiliate, including our named executive officers. The 401(k) Plan provides our named executive officers and other employees with the opportunity to save for their future retirement by deferring compensation up to IRS imposed limits. We currently make safe harbor contributions to the 401(k) Plan in an amount equal to three percent (3%) of the participant's annual salary and subject to certain other limits. Plan participants vest immediately in the amounts contributed by us. Our employees are eligible to participate in the 401(k) Plan after six months of credited service.

        Other Elements of Compensation and Perquisites.    In addition to other elements of compensation, as described above, we provide the following benefits to our named executive officers:

  •
  Medical Insurance.  We offer to each named executive officer, the named executive officer's spouse and the named executive officer's children such health, dental and vision insurance programs as we make available to other eligible employees of our company.

  •
  Life and Disability Insurance.  We provide each named executive officer such short-term and long-term disability and/or life insurance as we make available to other eligible employees of our company. Our company offers life insurance coverage equal to the annual salary of each employee, up to a designated maximum amount per employee.

  •
  Parking Allowance.  We provide each named executive officer with the choice of paid parking at each company location or reimbursement of public transportation expenses, such as our company makes available to every other employee of our company.

Other Compensation Components

        We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate, and retain the top executive talent for which we compete. We may provide compensation components that are different from or in addition to the components described above to our named executive officers, to ensure that we provide a balanced, comprehensive and competitive compensation structure, as deemed appropriate by the Compensation Committee.

Other Compensation Considerations

        Tax Considerations.    We seek to compensate our named executive officers and other employees in a manner that is tax efficient for both the employee and for us, while maintaining flexibility with respect to the awards we may choose to grant under our compensation programs. Section 162(m) of the Internal Revenue Code ("Section 162(m)") disallows a tax deduction for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of our three other most highly compensated executive officers for the taxable year (other than our Chief Financial Officer), unless the compensation qualifies as "performance-based compensation" within the meaning of Section 162(m). Furthermore, under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, certain awards under our 2010 Equity Incentive Award Plan and other pre-existing plans will not be subject to Section 162(m) until the expiration of a post-closing transition period, which will occur on the earliest to occur of our annual stockholders' meeting in 2014, a material modification or expiration of the applicable plan or the exhaustion of the shares or other compensation reserved for issuance under the 2010 Equity Incentive Award Plan. Because the amendment and restatement of our 2010 Equity Incentive Award Plan, as more fully described in Proposal Four below, will constitute a material modification of the 2010 Equity Incentive Award Plan for purposes of Section 162(m), we expect that Section 162(m) will apply to awards granted under our 2010 Equity Incentive Award Plan following stockholder approval of the plan.

        Our Compensation Committee may, but is not required to, seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). As such, in approving the form and amount of compensation payable to our named executive officers in the future, we will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m). However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m), such as when it believes that such payments are appropriate to attract and retain executive talent.

        Accounting Considerations.    ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, restricted stock units and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. Going forward, we expect to consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The Compensation Committee:

  Michael Koehler
  J. David Thompson
  David A. Wilson

2012 Summary Compensation Table

        The following table sets forth certain information with respect to the compensation paid to our named executive officers during the fiscal years ended December 31, 2012, 2011 and 2010, as applicable. Unless otherwise specified, positions listed below are those currently held by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Thomas M. Ray	2012	443,750	—	877,506	585,000	638,000	82,518	2,626,774
President and Chief Executive	2011	425,000	—	719,998	529,841	689,250	50,830	2,414,919
Officer	2010	151,843	220,000	479,400	556,875	248,750	8,580	1,665,448
Jeffrey S. Finnin(5)	2012	353,750	—	278,404	185,601	293,000	65,519	1,176,274
Chief Financial Officer	2011	329,808	—	1,089,994	294,301	361,401	50,825	2,126,329
Jarrett Appleby(6)	2012	228,846	—	3,307,098	—	241,000	82,582	3,859,526
Chief Operating Officer
Billie R. Haggard	2012	202,500	—	150,009	100,004	165,000	23,121	640,634
Senior Vice President, Data	2011	195,000	—	119,997	88,309	179,205	17,175	599,686
Centers	2010	173,333	—	134,855	92,813	100,000	45,100	546,101
Derek S. McCandless(7)	2012	257,500	—	193,191	128,801	265,000	29,470	873,962
Senior Vice President, Legal	2011	201,923	—	289,994	112,387	237,120	15,551	856,975
and General Counsel

(1)
The amounts included under the "Stock Awards" and "Options Awards" columns reflect the aggregate grant date fair value of the restricted stock awards and option awards to purchase our common stock granted in each respective fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Assumptions used to calculate these amounts are described in Note 12, "Equity Incentive Plan" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Represents the actual 2012 cash incentive awards earned by each named executive officer under the 2012 Bonus Plan.

(3)
Includes the following amounts for each named executive officer for fiscal year 2012. The amount for Mr. Finnin also includes the value of travel to a company event paid by us for Mr. Finnin's spouse.

Name	Life Insurance Premiums ($)	Company Contributions to 401(k) Plans ($)	Dividends on Unvested Restricted Stock ($)(a)	Parking ($)
Thomas M. Ray	374	7,350	72,454	2,340
Jeffery S. Finnin	388	7,350	53,608	3,300
Jarrett Appleby	361	—	82,221	—
Billie R. Haggard	285	6,075	14,421	2,340
Derek S. McCandless	249	7,350	19,531	2,340

(a)
Represents dividends that accrued during 2012 on unvested restricted stock, which are paid to the holder upon the vesting of the restricted stock.
(4)
The amounts for 2010 and 2011 under "All Other Compensation" have been amended to include accrued dividends on unvested restricted stock awards for each respective officer for each year.

(5)
Mr. Finnin was appointed as our Chief Financial Officer effective January 2011.

(6)
Mr. Appleby was appointed as our Chief Operating Officer effective May 2012.

(7)
Mr. McCandless was appointed as our Senior Vice President, Legal and General Counsel effective March 2011.

 2012 Grants of Plan-Based Awards

        The following table presents information regarding plan-based awards granted to our named executive officers for the fiscal year ended December 31, 2012.

						All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards($)(1)
								Exercise or Base Price of Option Awards($/Sh)
	Award Description
Name		Grant Date	Threshold($)	Target($)	Maximum($)
Thomas M. Ray	Annual Cash Incentive		—	400,000	800,000	—	—	—	—
	Restricted Stock	4/5/2012	—	—	—	36,578	—	—	877,506
	Stock Option	4/5/2012	—	—	—	—	75,000	23.99	585,000
Jeffrey S. Finnin	Annual Cash Incentive		—	213,000	426,000	—	—	—	—
	Restricted Stock	4/5/2012	—	—	—	11,605	—	—	278,404
	Stock Option	4/5/2012	—	—	—	—	23,795	23.99	185,601
Jarrett Appleby	Annual Cash Incentive			262,500	525,000	—	—	—	—
	Restricted Stock	5/7/2012	—	—	—	130,509	—	—	3,307,098
Billie R. Haggard	Annual Cash Incentive		—	102,500	205,000	—	—	—	—
	Restricted Stock	4/5/2012	—	—	—	6,253	—	—	150,009
	Stock Option	4/5/2012	—	—	—	—	12,821	23.99	100,004
Derek S. McCandless	Annual Cash Incentive		—	166,400	332,800	—	—	—	—
	Restricted Stock	4/5/2012	—	—	—	8,053	—	—	193,191
	Stock Option	4/5/2012	—	—	—	—	16,513	23.99	128,801

(1)
The amounts included under this column reflect the grant date fair value of the restricted stock awards and option awards to purchase our common stock granted during 2012, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Assumptions used to calculate these amounts are described in Note 12, "Equity Incentive Plan" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Amounts in the "Non-Equity Incentive Plan Compensation" column of the 2012 Summary Compensation Table represent the actual 2012 cash incentive award earned by each named executive officer under the 2012 Bonus Plan. Amounts in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns of the 2012 Grants of Plan-Based Awards Table represent the target cash incentive award opportunity for each named executive officer under the 2012 Bonus Plan. See "Annual Cash Incentive Awards" above for a more detailed description of the 2012 Bonus Plan.

  Employment Agreements

        Thomas M. Ray—On August 1, 2010, we entered into an employment agreement with Thomas M. Ray, our President and Chief Executive Officer. The agreement has an initial one-year term, subject to automatic annual renewal, unless either party elects to terminate the agreement by providing at least 90 days' notice prior to the applicable anniversary date. The agreement provides for an initial annual base salary of $250,000 and contains other customary employment terms including base salaries, bonuses and other incentive compensation and other benefits. Mr. Ray's employment agreement provides for an initial target annual performance bonus amount of $375,000, subject to adjustment at the discretion of the Board based on achievement of performance goals.

        Mr. Ray's employment agreement also provides for, among other things, severance payments and the continuation of certain benefits following certain terminations of employment by us or the termination of employment for "Good Reason" by Mr. Ray. Under these provisions, if Mr. Ray's employment is terminated by us without "Cause," or in connection with our non-renewal of the agreement, or Mr. Ray resigns for Good Reason, Mr. Ray will have the right to receive continued payment of his base salary and the continuation of health benefits at our expense for a period of 18 months following termination. In addition, Mr. Ray would receive a pro-rated lump sum payment upon termination in respect of his performance bonus amount for the year of termination. Mr. Ray also would be entitled to accelerated vesting of any outstanding unvested equity awards that would have vested based on the passage of time had he remained employed for 18 months after termination, and any of Mr. Ray's stock options would remain exercisable for at least a year following termination. Mr. Ray's employment agreement provides that if he is terminated by us without Cause, or in connection with our non-renewal of the agreement, or he resigns for Good Reason, in each case within 60 days prior to or 12 months following a change in control of our company, then in addition to the payments and benefits described above, he would also receive an additional payment equal to his target performance bonus amount for the year of termination. In addition, the salary continuation amount described above would be paid in a lump sum and Mr. Ray would receive accelerated vesting of all of his outstanding unvested equity awards. In addition, Mr. Ray's employment agreement provides that if his employment is terminated due to his death or disability, he will receive a pro-rated lump sum payment in respect of his target bonus amount for the year of termination and accelerated vesting of any of his outstanding unvested equity awards that would have vested based on the passage of time if he had remained employed with us for 12 months following his termination.

        Mr. Ray's employment agreement also contains certain confidentiality covenants prohibiting Mr. Ray from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Ray will not be permitted to compete with us in certain circumstances for a period of 12 months following his termination of employment for any reason.

        Jeffrey S. Finnin—On January 24, 2011, Mr. Finnin became our Chief Financial Officer and he entered into an executive employment agreement with us, with an initial one-year term, subject to automatic annual renewal, unless either party provides 90 days' notice of non-renewal. Mr. Finnin's employment agreement provides for an initial annual base salary of $350,000, an initial target annual performance bonus amount of $210,000 and contains other customary employment terms and benefits.

        Mr. Finnin's employment agreement also provides for severance payments and certain benefits following certain terminations of employment. If Mr. Finnin is terminated by us without "Cause," or in connection with our non-renewal of his employment agreement, or if he resigns for "Good Reason," he will have the right to receive continued payment of base salary and health benefits at our expense for 12 months after termination. In addition, Mr. Finnin would receive a pro-rated lump sum payment based on his performance bonus amount for the year of termination and accelerated vesting of his unvested equity awards that would have vested in the 12 months after such termination, and his stock options would remain exercisable for at least one year following termination. If such a termination occurs within 60 days prior to, or 12 months following, a change in control of our company, Mr. Finnin would also receive a payment equal to his target performance bonus amount for the year, a cash payment equal to 125% of his annual base salary on the termination date, and acceleration of all of outstanding unvested equity awards. In addition, Mr. Finnin's employment agreement provides that if his employment is terminated due to his death or disability, he will receive a pro-rated lump sum payment with respect to his target bonus amount for the year of termination and accelerated vesting of any of his outstanding unvested equity awards that would have vested based on the passage of time if he had remained employed with us for 12 months following his termination. In addition, Mr. Finnin's employment agreement contains confidentiality, non-competition and non-solicitation covenants similar to those described above for Mr. Ray.

        Derek S. McCandless—On March 11, 2011, Mr. McCandless became our Senior Vice President, Legal, General Counsel and Secretary, and he entered into an executive employment agreement with us, with an initial one-year term, subject to automatic annual renewal, unless either party provides 90 days' notice of non-renewal. Mr. McCandless's employment agreement provides for an initial annual base salary of $250,000, an initial target annual performance bonus amount of $160,000 and contains other customary employment terms and benefits. Mr. McCandless's employment agreement also includes provisions for severance payments, the continuation of certain benefits, the accelerated vesting of equity awards and extended stock option exercise periods following certain terminations of employment that are substantially identical to those provided in Mr. Finnin's employment agreement. In addition, Mr. McCandless's employment agreement contains confidentiality, non-competition and non-solicitation covenants similar to those described above for Mr. Ray.

        Jarrett Appleby—On May 7, 2012, Mr. Appleby became our Chief Operating Officer, and he entered into an executive employment agreement with us, with an initial one-year term, subject to automatic annual renewal, unless either party provides 90 days' notice of non-renewal. Mr. Appleby's employment agreement provides for an initial annual base salary of $350,000, an initial target annual performance bonus amount of $262,500 and contains other customary employment terms and benefits. Mr. Appleby's employment agreement also entitles him to a grant of $3,000,0000 of restricted stock under the 2010 Plan, which vest in three equal annual installments, provided Mr. Appleby is in continuous service with us as of each vesting date. Mr. Appleby's employment agreement also includes provisions for severance payments, the continuation of certain benefits, the accelerated vesting of equity awards and extended stock option exercise periods following certain terminations of employment that are substantially identical to those provided in Mr. Finnin's employment agreement. In addition, Mr. Appleby's employment agreement contains confidentiality, non-competition and non-solicitation covenants similar to those described above for Mr. Ray.

 2012 Outstanding Equity Awards at Fiscal Year-End Table

        The following table presents information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2012.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas M. Ray	9/22/2010	56,250	56,250	(2)	16.00	9/22/2020	—		—
	9/28/2010	—	—		—	—	15,000	(3)	414,900
	3/11/2011	27,088	81,264	(4)	15.23	3/11/2021	—		—
	3/11/2011	—	—		—	—	35,456	(5)	980,713
	3/5/2012	—	—		—	—	10,544	(6)	291,647
	4/5/2012	—	75,000	(7)	23.99	4/5/2022	—		—
	4/5/2012	—	—		—	—	36,578	(7)	1,011,747
Jeffrey S. Finnin	1/24/2011	8,699	17,396	(8)	14.37	1/24/2021	—		—
	1/24/2011	—	—		—	—	39,434	(9)	1,090,744
	3/11/2011	9,030	27,087	(10)	15.23	3/11/2021	—		—
	3/11/2011	—	—		—	—	11,818	(11)	326,886
	3/5/2012	—	—		—	—	5,905	(6)	163,332
	4/5/2012	—	23,795	(7)	23.99	4/5/2022	—		—
	4/5/2012	—	—		—	—	11,605	(7)	320,994
Jarrett Appleby	5/7/2012	—	—		—	—	130,509	(12)	3,609,879
Billie R. Haggard	9/22/2010	9,376	9,374	(13)	16.00	9/22/2020	—		—
	9/28/2010	—	—		—	—	2,500	(14)	69,150
	9/28/2010	—	—		—	—	1,147	(15)	31,726
	9/28/2010	—	—		—	—	642	(16)	17,758
	3/11/2011	4,515	13,544	(17)	15.23	3/11/2021	—		—
	3/11/2011	—	—		—	—	5,909	(18)	163,443
	3/5/2012	—	—		—	—	2,742	(6)	75.844
	4/5/2012	—	12,821	(7)	23.99	4/5/2022	—		—
	4/5/2012	—	—		—	—	6,253	(7)	172,958
Derek S. McCandless	3/11/2011	1,642	3,282	(19)	15.23	3/11/2021	—		—
	3/11/2011	—	—		—	—	7,441	(20)	205,818
	3/11/2011	4,515	13,544	(17)	15.23	3/11/2021	—		—
	3/11/2011	—	—		—	—	5,909	(18)	163,443
	3/5/2012	—	—		—	—	4,499	(6)	124,442
	4/5/2012	—	16,513	(7)	23.99	4/5/2022	—		—
	4/5/2012	—	—		—	—	8,053	(7)	222,746

(1)
Based on a price of $27.66 per share, which was the closing price of our common stock on the New York Stock Exchange on December 31, 2012.

(2)
Represents the unvested portion of options to purchase 112,500 shares of our common stock, which vest in four equal annual installments beginning on September 22, 2011, provided that Mr. Ray remains in continuous service with us as of each vesting date.

(3)
Represents the unvested portion of 30,000 shares of restricted stock, which vest in four equal annual installments beginning on September 28, 2011, provided that Mr. Ray remains in continuous service with us as of each vesting date.

(4)
Represents the unvested portion of options to purchase 108,352 shares of our common stock, which vest in four equal annual installments beginning on March 11, 2012, provided that Mr. Ray remains in continuous service with us as of each vesting date.

(5)
Represents the unvested portion of 47,275 shares of restricted stock, which vest in four equal annual installments beginning on March 11, 2012, provided that Mr. Ray remains in continuous service with us as of each vesting date.

(6)
The shares of restricted stock vest on the first anniversary of the grant date, provided that the award recipient remains in continuous service with us as of the vesting date.

(7)
The award vests in four equal annual installments beginning on the first anniversary of the grant date, provided that the award recipient remains in continuous service with us as of each vesting date.

(8)
Represents the unvested portion of options to purchase 26,095 shares of our common stock, which vest in three equal annual installments beginning on January 24, 2012, provided that Mr. Finnin remains in continuous service with us as of each vesting date.

(9)
Represents the unvested portion of 59,151 shares of restricted stock, which vest in three equal annual installments beginning on January 24, 2012, provided that Mr. Finnin remains in continuous service with us as of each vesting date.

(10)
Represents the unvested portion of options to purchase 36,117 shares of our common stock, which vest in four equal annual installments beginning on March 11, 2012, provided that Mr. Finnin remains in continuous service with us as of each vesting date.

(11)
Represents the unvested portion of 15,758 shares of restricted stock, which vest in four equal annual installments beginning on March 11, 2012, provided that Mr. Finnin remains in continuous service with us as of each vesting date.

(12)
The restricted stock vests in three equal annual installments beginning on May 7, 2013, provided that Mr. Appleby remains in continuous service with us as of each vesting date.

(13)
Represents the unvested portion of options to purchase 18,750 shares of our common stock, which vest in four equal annual installments beginning on September 22, 2011, provided that Mr. Haggard remains in continuous service with us as of each vesting date.

(14)
Represents the unvested portion of 5,000 shares of restricted stock, which vest in four equal annual installments beginning on September 28, 2011, provided that Mr. Haggard remains in continuous service with us as of each vesting date.

(15)
Represents the unvested portion of 3,439 shares of restricted stock, which vest in three equal annual installments beginning on September 28, 2011, provided that Mr. Haggard remains in continuous service with us as of each vesting date.

(16)
Represents the unvested portion of Operating Partnership units, which vest on September 28, 2013, and are redeemable for cash, or at our option, on a one-to-one basis for shares of our common stock.

(17)
Represents the unvested portion of options to purchase 18,059 shares of our common stock, which vest in four equal annual installments beginning on March 11, 2012, provided that the recipient remains in continuous service with us as of each vesting date.

(18)
Represents the unvested portion of 7,879 shares of restricted stock, which vest in four equal annual installments beginning on March 11, 2012, provided that Mr. McCandless remains in continuous service with us as of each vesting date.

(19)
Represents the unvested portion of options to purchase 4,924 shares of our common stock, which vest in three equal annual installments beginning on March 11, 2012, provided that Mr. McCandless remains in continuous service with us as of each vesting date.

(20)
Represents the unvested portion of 11,162 shares of restricted stock, which vest in three equal annual installments beginning on March 11, 2012, provided that Mr. McCandless remains in continuous service with us as of each vesting date.

 2012 Option Exercises and Stock Vested Table

        The following table presents information regarding the vesting of stock awards for each of our named executive officers during 2012. None of our named executive officers exercised any stock options in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Thomas M. Ray	19,319		465,023
Jeffrey S. Finnin	23,657		476,681
Jarrett Appleby	—		—
Billie R. Haggard	5,008	(1)	125,676
Derek S. McCandless	5,691		126,625

(1)
Includes 642 Operating Partnership units that vested on September 28, 2012, and are redeemable for cash, or at our option, on a one-to-one basis for shares of our common stock.

Potential Payments upon Termination or Change in Control

        In September 2010, we adopted the Senior Management Severance and Change in Control Program (the "Severance Plan"), in which members of our senior membership team participate, other than Messrs. Ray, Finnin, Appleby and McCandless. The Severance Plan provides that if a participant is terminated by us at any time without "Cause" or resigns for "Good Reason" (each as defined in the Severance Plan), the participant will be entitled to receive the following severance payments and benefits: (i) continued payment of his or her base salary for a period of time equal to three months, plus one additional month for each year of service with us (subject to a maximum of 12 months); (ii) continued payment of health insurance premiums for a similar period of time; and (iii) accelerated vesting of any unvested equity awards that would have vested solely based on the passage of time had the participant remained employed with us for 12 months following termination. If such a termination occurs within 60 days prior to or nine months following a change in control of our company, participants will receive (i) a lump sum payment on termination of one year of the participant's base salary, (ii) a lump sum payment on termination of the participant's target bonus amount for the year of termination, (iii) an additional lump sum payment amount equal to the participant's pro-rated bonus for the year of termination, (iv) continued payment of health insurance premiums for up to 12 months, subject to certain conditions, and (v) accelerated vesting of all outstanding and unvested equity awards held by the participant. Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of us following termination. The Severance Plan also contains certain confidentiality, non-solicitation and non-competition covenants. The non-competition and non-solicitation covenants take effect following termination for the period in which the participant would have received severance payments, based on an assumed termination (not in connection with a change in control) of the participant's employment by us without Cause on the date the participant's actual termination of employment occurs, and applies regardless of whether severance payments are actually received under the plan.

        Messrs. Ray, Finnin, Appleby and McCandless are entitled to severance payments pursuant to the terms of their employment agreements, as set forth under "Employment Agreements" above. The definitions of "Cause" and "Good Reason" in the Severance Plan, as applicable, are substantially similar to the definitions of those terms in Messrs. Ray's, Finnin's, Appleby's and McCandless's employment agreements, other than changes related to differences in reporting relationships.

        The following table sets forth an estimate of the payments to be made to our named executive officers in the event any of the terminations described above or a change in control occurs, assuming that the triggering event took place on December 31, 2012, and based on the closing market price of our common stock on December 31, 2012.

	Death or Disability ($)	Without Cause or for Good Reason (without Change in Control) ($)	Without Cause or for Good Reason (with Change in Control) ($)
Thomas M. Ray
Salary	—	675,000	675,000
Bonus	400,000	400,000	800,000
Acceleration of Stock and Option Awards	1,812,415	2,797,740	4,640,244
Health Insurance	—	19,272	19,272

Total	2,212,415	3,892,012	6,134,516
Jeffrey S. Finnin
Salary	—	355,000	443,750
Bonus	213,000	213,000	426,000
Acceleration of Stock and Option Awards	1,147,586	1,147,586	2,557,222
Health Insurance	—	12,848	12,848

Total	1,360,586	1,728,434	3,439,820
Jarrett Appleby
Salary	—	350,000	437,500
Bonus	262,500	262,500	525,000
Acceleration of Stock and Option Awards	954,353	954,353	2,863,059
Health Insurance	—	11,118	11,118

Total	1,216,853	1,577,971	3,836,677
Billie R. Haggard
Salary	—	102,500	205,000
Bonus	—	—	205,000
Acceleration of Stock and Option Awards	—	380,132	855,568
Health Insurance	—	2,463	4,925

Total	—	485,095	1,270,493
Derek S. McCandless
Salary	—	260,000	325,000
Bonus	166,400	166,400	332,800
Acceleration of Stock and Option Awards	429,204	429,204	986,212
Health Insurance	—	4,925	4,925

Total	595,604	860,529	1,648,937

Pension Benefits

        The named executive officers do not participate in any pension plans and received no pension benefits during the year ended December 31, 2012, other than with respect to our defined contribution 401(k) plan.

Nonqualified Deferred Compensation

        The named executive officers do not participate in any nonqualified deferred compensation plans and received no nonqualified deferred compensation during the year ended December 31, 2012.

PROPOSAL FOUR: APPROVAL OF THE AMENDED AND RESTATED
2010 EQUITY INCENTIVE AWARD PLAN

Introduction

        The Board, the Compensation Committee and our management all believe that the effective use of share-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute our business plans and achieve strong performance in the future by providing a direct link between compensation and long-term stockholder value creation. On March 20, 2013, the Board, upon the recommendation of our Compensation Committee, adopted an amendment and restatement of our 2010 Equity Incentive Award Plan (the "2010 Plan"), and is submitting the plan to stockholders for approval. We are asking stockholders to approve the amendment and restatement of the 2010 Plan, which includes the following amendments to the current 2010 Plan:

  •
  Increase in the number of shares of common stock authorized for issuance by 3,000,000 shares, enabling the continued use of the 2010 Plan for share-based awards;

  •
  Addition of provisions to provide us with the flexibility to grant awards that may qualify as "performance-based" compensation pursuant to Section 162(m) of the Internal Revenue Code ("Section 162(m)"), including specific performance criteria and individual award limits, as described further below;

  •
  Addition of provision to allow for cash awards to be issued under the 2010 Plan in addition to share-based awards; and

  •
  Certain other administrative changes.

        The affirmative vote of a majority of all the votes cast on the proposal, in person or by proxy, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal is required to approve the 2010 Plan, as amended and restated. Approval of the 2010 Plan, as amended and restated, will be deemed to constitute approval of the material terms of the performance goals applicable to awards that may be granted under the 2010 Plan, in satisfaction of the stockholder approval requirements of Section 162(m). In addition, approval of the 2010 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code relating to incentive stock options.

        Upon stockholder approval, the amended and restated 2010 Plan will become effective and will supersede and replace in its entirety the current 2010 Plan. If the proposed amendment and restatement of the 2010 Plan is not approved by our stockholders at the Annual Meeting, the current 2010 Plan will remain in effect, and we may continue to grant awards under the 2010 Plan, subject to its terms, conditions and limitations.

        The principal features of the 2010 Plan as it is proposed to be amended and restated are summarized below. This summary does not contain all information about the 2010 Plan. A copy of the complete text of the 2010 Plan as it is proposed to be amended and restated is included in Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2010 Plan.

Highlights of the Proposed Amendment and Restatement of the 2010 Plan

        The 2010 Plan authorizes the Board or the Compensation Committee to award stock options, restricted stock, stock appreciation rights, restricted stock units, dividend equivalents, performance shares, performance units and other incentive awards payable in cash or in shares of our common stock for the purpose of attracting, retaining and motivating the caliber of employees, consultants and directors essential for achievement of our success.

 Increase in Shares Authorized for Issuance

        We propose to increase the maximum aggregate number of shares of our common stock authorized for issuance under the 2010 Plan by 3,000,000 shares, subject to stockholder approval of the 2010 Plan, as proposed to be amended and restated. The Board determined that an increase of 3,000,000 shares was appropriate based on advice and analysis from our compensation consultant, W.T. Haigh, and analysis from ISS Corporate Services, Inc. regarding the criteria and shareholder value transfer model used by Institutional Shareholder Services, Inc. ("ISS") in determining its voting recommendation regarding equity incentive plans. We believe that increasing the authorized shares under the 2010 Plan by 3,000,000 shares is in compliance with the criteria used by ISS, including the acceptable levels of shareholder value transfer. The Board and Compensation Committee also believe that 3,000,000 additional shares will provide us with adequate equity incentive awards for approximately the next four years, which the Board and Compensation Committee believes is an appropriate interval for stockholder approval of equity plan share increases.

        As of March 31, 2013, and excluding the requested share increase, 618,326 shares of common stock remained available for future grants of awards under the 2010 Plan and 1,881,123 shares of our common stock were subject to outstanding awards under the 2010 Plan. From January 1, 2013 through March 31, 2013, we have granted equity awards under our 2010 Plan representing an aggregate of 383,390 shares of our common stock. The closing price of our common stock as reported on the New York Stock Exchange on April 2, 2013 was $35.12 per share.

        If stockholders approve the 2010 Plan, as proposed to be amended and restated, including the request for 3,000,000 additional shares, the total number of shares of common stock available for new grants under the 2010 Plan as of March 31, 2013 would be 3,618,326 shares of common stock.

        As of March 31, 2013, the total number of shares of our common stock outstanding was 21,381,336 shares. In addition to the shares of our common stock outstanding, we and certain other persons hold partnership interests in our Operating Partnership in the form of Operating Partnership Units, which may be redeemed for cash or, at our option, exchangeable into shares of our common stock on a one-for-one basis. The Operating Partnership Units, although exchangeable for shares of our common stock, are not included in the total number of outstanding shares of our common stock.

        Our Operating Partnership, through its wholly owned subsidiaries, among other things, (i) owns all of the physical assets relating to our business operations, (ii) conducts all of our business operations and (iii) employs all of our employees. We engage in our business activities through our controlling interest in the Operating Partnership. For purposes of determining the size of the enterprise in which we are engaged, including the number of employees necessary to conduct our business operations and, consequently, participate in the 2010 Plan, the Board, the Compensation Committee and our management believe that it is reasonable and necessary to include the outstanding Operating Partnership Units for purposes of determining stockholder value transfer as it relates to the 2010 Plan. The following table sets forth the total number of shares of our common stock outstanding and outstanding Operating Partnership Units as of March 31, 2013, as well as the combined total of common stock and Operating Partnership Unit outstanding:

No. of Shares
Common Stock	21,381,336
Operating Partnership Units, as converted on a one-for-one basis to common stock	25,360,847

Total Common Stock and Operating Partnership Units	46,742,183

        If stockholders approve the 2010 Plan, as proposed to be amended and restated, including the request for 3,000,000 additional shares, the potential dilution, or "overhang," from outstanding awards and shares available for future awards under the 2010 Plan is approximately 10.5%. This percentage is calculated on a fully-diluted basis, by dividing the total shares underlying outstanding equity awards (1,881,123) plus the shares available for future awards under the 2010 Plan (3,618,326) as of March 31, 2013 (together, the numerator) by the total shares of our common stock and Operating Partnership Units outstanding as of March 31, 2013, as set forth above, plus the number of shares in the numerator.

Section 162(m)

        Our stockholders are also being asked to approve the 2010 Plan, as proposed to be amended and restated, in order to satisfy the stockholder approval requirements of Section 162(m) and to approve the material terms of the performance goals for performance-based awards that may be granted thereunder. This approval will provide us with the flexibility to grant awards under the 2010 Plan that are intended to qualify as "performance-based" compensation under Section 162(m). Section 162(m) generally provides that we are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. Compensation that qualifies as "performance-based" under Section 162(m) is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

        In order for awards under the 2010 Plan, as proposed to be amended and restated, to be treated as "performance-based compensation" under Section 162(m), (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more "outside directors" (within the meaning of Section 162(m)), (iii) the material terms of the performance goals under which such awards may be paid must be disclosed to and approved by the stockholders, and (iv) the compensation committee of "outside directors" must certify that the performance goals have been satisfied prior to payment. For purposes of Section 162(m), the material terms of the performance goals generally include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the 2010 Plan, as proposed to be amended and restated, stockholders will be approving the material terms of the performance goals proposed thereunder.

        Section 162(m) contains a special rule for stock options and stock appreciation rights, which provides that stock options and stock appreciation rights will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date.

        Notwithstanding the general requirements for qualified performance-based compensation set forth above, Section 162(m) contains a transition rule for newly public companies, which generally provides that compensation paid under a plan that existed prior to the company's initial public offering will not be subject to Section 162(m) until the earliest to occur of: (i) the first material modification of the plan; (ii) the issuance of all of the shares of stock reserved for issuance under the plan; (iii) the expiration of the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering was consummated. Following the expiration of the transition rule, awards granted under the 2010 Plan, other than certain options and stock appreciation rights, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless such awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the corporation.

        The 2010 Plan, as proposed to be amended and restated, has been designed to permit us to grant awards which may qualify as "qualified performance-based compensation" under Section 162(m). Since our initial public offering, we have relied on the exemption from Section 162(m) afforded by the transition rule described above for compensation paid pursuant to the 2010 Plan. However, the amendment increasing the number of shares available for grant under the 2010 Plan, as proposed to be amended and restated, will constitute a "material modification" of the 2010 Plan within the meaning of Section 162(m) and, accordingly, will result in the expiration of the transition rule. Therefore, the Board is seeking approval of the amended and restated 2010 Plan, including the material terms of the performance goals, which are discussed below, for purposes of Section 162(m) so that we have the flexibility to structure awards under the 2010 Plan, as amended and restated, to qualify as performance-based compensation under Section 162(m) should we choose to do so. If our stockholders do not approve this Proposal Four, Section 162(m) will not apply to awards granted under the 2010 Plan until the expiration of the transition rule discussed above.

Cash Awards

        The 2010 Plan, as proposed to be amended and restated, allows awards granted under the plan to be paid in cash or shares of our common stock, or a combination of both. We believe allowing awards to be paid in cash in addition to equity gives our Board and the Compensation Committee the greatest flexibility to tailor awards that will be best for the business and the creation of stockholder value. Including cash awards in the 2010 Plan will also allow us to grant cash awards that are intended to qualify as performance-based compensation under Section 162(m).

Summary of the 2010 Plan

Purpose

        The purpose of the 2010 Plan is to promote the success and enhance the value of our company by linking the personal interests of the members of the Board, our employees and our consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders.

Eligibility and Administration

        Our employees, consultants and directors, including our subsidiaries' employees, consultants and directors, will be eligible to receive awards under the 2010 Plan. As of March 31, 2013, approximately 320 employees, including eight executive officers and six non-employee directors were eligible to participate in the 2010 Plan. The 2010 Plan generally will be administered by the Compensation Committee, or the plan administrator. However, our Board of Directors determines the terms and conditions of, interprets and administers the 2010 Plan for awards granted to our non-employee directors and, with respect to these awards, the term "plan administrator" refers to our Board of Directors. As appropriate, administration of the 2010 Plan may be re-vested in our Board of Directors. In addition, for administrative convenience, our Board of Directors or the Compensation Committee may determine to delegate to one or more members of our Board of Directors or to one or more officers the authority to grant awards to, or amend awards held by, individuals who are not (i) employees subject to Section 16 of the Exchange Act, (ii) directors or executive officers to whom such authority to grant or amend awards has been delegated, or (iii) "covered employees" (within the meaning of Section 162(m)) with respect to awards intended to qualify as performance-based compensation under Section 162(m).

 Securities Subject to the 2010 Plan

        If the 2010 Plan, as amended and restated, is approved by our stockholders, a total of 6,000,000 shares of our common stock may be issued pursuant to the 2010 Plan, which constitutes an increase of 3,000,000 shares prior to the proposed amendment and restatement of the 2010 Plan. That number may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading "Changes in Control and Corporate Transactions."

        To the extent that an award expires, terminates or lapses, or an award is settled in cash without the delivery of shares of common stock to the participant, the shares subject to the award will be available for future grant or sale under the 2010 Plan. Shares of restricted stock which are forfeited or repurchased by us pursuant to the 2010 Plan may again be optioned, granted or awarded under the 2010 Plan. The payment of dividend equivalents in cash (and not equity) in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2010 Plan.

Awards

        Stock Options.    The 2010 Plan provides for discretionary grants of non-qualified stock options, or NQSOs, to employees, non-employee directors and consultants. The 2010 Plan also provides for the grant of incentive stock options, or ISOs, which may only be granted to our employees and employees of our qualifying subsidiaries. Options may be granted with terms determined by the plan administrator; provided that ISOs must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price per share for stock options granted under the 2010 Plan is set by the plan administrator and may not be less than the fair market value of a share of common stock on the date of grant (or 110% of the fair market value of a share of common stock in the case of ISOs granted to certain significant stockholders).

        Restricted Stock and Restricted Stock Units.    The 2010 Plan provides for discretionary grants of restricted stock or restricted stock units to employees, non-employees and consultants. These awards may be made subject to vesting requirements, repurchase, forfeiture and other restrictions as the plan administrator may determine in its discretion.

        Stock Appreciation Rights.    The 2010 Plan provides for discretionary grants of stock appreciation rights to employees, non-employee directors and consultants. Stock appreciation rights may be granted with terms determined by the plan administrator, provided that the exercise price per share for stock appreciation rights may not be less than the fair market value of a share of our common stock on the date of grant. The term of stock appreciation rights may not be more than ten years from the date it is granted. The plan administrator may pay amounts owed upon exercise of a stock appreciation right in shares of common stock or cash or a combination of both, at the plan administrator's discretion.

        Other Stock and Cash Based Awards.    The 2010 Plan allows for various other awards including dividend equivalents, stock payments and other incentive awards, with such terms generally as the plan administrator may determine in its discretion, provided that no dividend equivalents may be payable with respect to options or stock appreciation rights. The awards can be paid in cash or shares of our common stock, or a combination of both, as may be determined by the plan administrator. In addition, awards granted under the 2010 Plan may be linked to the attainment of certain performance goals and criteria as determined by the plan administrator.

Performance-Based Compensation under Code Section 162(m)

        Performance Goals and Criteria.    Under Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. As discussed above, if our stockholders approve the 2010 Plan, as amended and restated, we may grant performance-based awards to employees who are or may be "covered employees" (within the meaning of Section 162(m)) that are intended to qualify as performance-based compensation under Section 162(m) in order to preserve the deductibility of such awards for federal income tax purposes.

        If the plan administrator intends to qualify an award under the 2010 Plan, as amended and restated, as "performance-based" compensation under Section 162(m), the performance goals selected by the plan administrator must be based on the attainment of specified levels of one, or any combination, of the following performance criteria for our company as a whole or any affiliate or business unit (including relative to the performance of other corporations), as reported or calculated by us: total shareholder return; funds from operations; cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; share price appreciation; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

        The plan administrator may provide that any evaluation of performance with respect to any award intended to qualify as performance-based compensation under Section 162(m) may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales. To the extent such inclusions or exclusions affect awards granted to a "covered employee"(within the meaning of Section 162(m)), they will be based on objectively determinable formulas established in a manner that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m).

        For all awards that are intended to qualify as performance-based compensation, the determination of the performance goals will be made within the time prescribed by, and otherwise in compliance with, Section 162(m).

        Adjustments; Payment.    The plan administrator may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as "performance-based" compensation under Section 162(m) downward but not upward. Following the completion of each performance period, and prior to payment of any such award, the plan administrator will certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. The plan administrator may not waive the achievement of performance goals related to an award except in the case of a participant's death or disability.

        Limitations.    Subject to certain adjustments for changes in our corporate or capital structure, participants who are granted awards intended to qualify as "performance-based" compensation under Section 162(m) may not be granted awards for more than 500,000 shares of common stock in any calendar year period, except that we may make additional one-time grants of such awards for up to 250,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to any awards payable in cash that are intended to qualify as "performance-based" compensation cannot exceed $5,000,000 in any calendar year. Notwithstanding the foregoing, in the event that the performance period for an award is longer than one year, the limits set forth above will be multiplied by a factor equal to the number of whole and partial years in the performance period.

Awards Generally Not Transferable

        Awards under the 2010 Plan are generally not transferable during the award holder's lifetime without the consent of the plan administrator. The plan administrator may allow an award to be transferable to certain permitted transferees for estate or tax planning purposes.

Changes in Control and Corporate Transactions

        In the event of certain changes in the capitalization of our company or certain corporate transactions involving our company (such as a stock split, stock dividend, a combination or exchange of shares, merger, recapitalization, distribution of assets to stockholders (other than normal cash dividends) or any other corporate event affecting our stock or the share price of our stock) and certain other events (including a change in control, as defined in the 2010 Plan), other than an equity restructuring, the plan administrator will make proportionate adjustments to:

  •
  the aggregate number and type of shares that may be issued under the 2010 Plan;

  •
  the limitations on the maximum number of shares that may be subject to awards granted under the 2010 Plan to any individual in any calendar year;

  •
  the terms and conditions of any outstanding awards under the 2010 Plan; and

  •
  the grant or exercise price per share for any outstanding awards under the 2010 Plan.

        Should any of the foregoing events or certain other events (including a change in control, as defined in the 2010 Plan) occur, the plan administrator is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of awards under the 2010 Plan. Except as may be set forth in the applicable award agreement or another agreement between the employee and us, if a change in control occurs and the holder's awards (other than performance-based awards) are not continued, converted, assumed or replaced, those awards become fully exercisable and vested. With respect to performance-based awards, all performance-based awards earned and outstanding as of the date of change in control and for which the payout level has been determined shall be payable in accordance with the payout schedule for the award, and any remaining performance-based awards for which the payout level has not been determined shall be prorated at the target payout level up to the date of the change of control and shall be payable in accordance with the payout schedule for the award. Award holders will also have an opportunity to exercise any vested awards prior to the consummation of such changes in control or other corporate transactions or events.

Term of the Plan; Amendment and Termination

        The 2010 Plan will be in effect until the tenth anniversary of the date the 2010 Plan, as amended and restated, was approved by our Board, unless the Board terminates the 2010 Plan at an earlier date. Our Board may terminate the 2010 Plan at any time with respect to any shares not then subject to an award under the 2010 Plan. Our Board may also modify the 2010 Plan from time to time, except that the Board may not, without prior stockholder approval, (1) amend the 2010 Plan so as to increase the number of shares of stock that may be issued under the 2010 Plan, or (2) amend the 2010 Plan in any manner which would require stockholder approval to comply with any applicable law, regulation or stock exchange or other rule.

 Federal Income Tax Information

        The following is a brief summary of the U.S. federal income tax consequences of the 2010 Plan generally applicable to us and to participants in the 2010 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

        Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

        Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a "disqualifying disposition," and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

        With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

        Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of a stock appreciation right, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock appreciation right on the date of exercise and the grant price of the stock appreciation right.

        Unrestricted Stock Awards.    Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

        Restricted Stock Awards, Stock Units, Performance Shares and Performance Units.    A participant generally will not have taxable income upon the grant of restricted stock, stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

        Tax Consequences to the Company.    In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

        Code Section 409A.    We intend that awards granted under the 2010 Plan shall comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

        Code Section 162(m).    As discussed above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2010 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        The Section 162(m) deduction limit does not apply to certain "qualified performance-based" compensation under Section 162(m). In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) generally requires that: (i) the compensation be paid solely upon the attainment of one or more pre-established objective performance measures; (ii) the performance measures must be established by a compensation committee comprised of two or more "outside directors"; (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders; and (iv) the compensation committee of "outside directors" must certify that the performance measures have been achieved prior to payment.

        Section 162(m) contains a special rule for stock options and stock appreciation rights that provides that stock options and stock appreciation rights will satisfy the "qualified performance-based compensation" exemption if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date.

        Notwithstanding these general requirements for qualified performance-based compensation, Section 162(m) contains a transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, which generally provides that certain compensation paid under a plan that existed prior to the initial public offering will not be subject to Section 162(m) until the earliest to occur of:

  •
  The first material modification of the plan;

  •
  The issuance of all of the shares of stock reserved for issuance under the plan;

  •
  The expiration of the plan; or

  •
  The first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation's initial public offering was consummated.

        The 2010 Plan, as proposed to be amended and restated, has been designed to permit, but not obligate, the Compensation Committee to grant stock options and other awards which will qualify as "qualified performance-based compensation" under Section 162(m).

        Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the 2010 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2010 Plan until all tax withholding obligations are satisfied.

New Plan Benefits

        All awards to employees, officers and consultants under the 2010 Plan are made at the discretion of the plan administrator. Therefore, the benefits and amounts that will be received or allocated to such individuals under the 2010 Plan, as proposed to be amended and restated, are not determinable at this time. However, please refer to the description of restricted stock and stock option grants made to our named executive officers in the last fiscal year described above in the "2012 Grants of Plan-Based Awards Table." Grants made to our non-employee directors are made under our director compensation program under the 2010 Plan, which is described above under "Compensation of Directors."

 Awards Granted Under the 2010 Plan Since Inception

        The following table provides information as of March 31, 2013, with respect to awards granted under the 2010 Plan to our individual named executive officers and other groups since the inception of the 2010 Plan in 2010.

Awards Granted Under the 2010 Plan
Since Inception of Plan Through March 31, 2013

Name and Position	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants	Number of Shares Underlying Restricted Stock Unit Grants		Number of Operating Partnership Unit Grants
Thomas M. Ray, President and Chief Executive Officer	356,033	152,175	—		—
Jeffrey S. Finnin, Chief Financial Officer	108,073	102,604	—		—
Jarrett Appleby, Chief Operating Officer	40,120	149,028	—		—
Billie R. Haggard, Senior Vice President, Data Centers	60,061	30,128	—		2,407
Derek S. McCandless, Senior Vice President, Legal and General Counsel	58,754	40,482	—		—
All Current Executive Officers as a Group	741,114	555,102	—		25,620
All Directors Who Are Not Executive Officers as a Group	10,000	—	27,492	(1)	—
Michael Koehler, Director	2,500	—	6,873	(1)	—
Paul E. Szurek, Director	2,500	—	6,873	(1)	—
J. David Thompson, Director	2,500	—	6,873	(1)	—
David A. Wilson, Director	2,500	—	6,873	(1)	—
All Employees Who Are Not Executive Officers as a Group	503,004	338,685	—		38,402

(1)
Each restricted stock unit granted to our non-employee directors is accompanied by a tandem dividend equivalent under our 2010 Plan. Dividend equivalents give holders the right to receive, upon payment of any ordinary cash dividend paid to holders of our common stock, an equivalent payment in the form of additional restricted stock units and dividend equivalents.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE AWARD PLAN.

 Equity Compensation Plan Information

        The following table sets forth certain information, as of December 31, 2012, concerning shares of our common stock authorized for issuance under our equity compensation plans, which consists only of our 2010 Equity Incentive Award Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	1,017,195		$17.25	993,033
Equity compensation plans not approved by stockholders	—		—	—
Total equity compensation plans	1,017,195	(1)	$17.25	993,033	(1)

(1)
As of March 31, 2013, 618,326 shares of common stock remained available for future grants of awards under the 2010 Plan and 1,881,123 shares of our common stock were subject to outstanding awards under the 2010 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2013 with respect to the beneficial ownership of our common stock by (i) each person who beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings; (ii) each director or director nominee; (iii) each named executive officer listed in the table titled "2012 Summary Compensation Table" above; and (iv) all directors and executive officers as a group.

        The number of shares beneficially owned by each stockholder is determined under SEC rules and generally includes shares for which the holder has voting or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership shown in the following table is based on 21,381,336 outstanding shares of common stock as of March 31, 2013. For purposes of calculating each person's or group's percentage ownership, shares of common stock issuable pursuant to the terms of stock options, Operating Partnership units or restricted stock units exercisable or vesting within 60 days after March 31, 2013 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

        Unless otherwise indicated, the address for all persons named below is c/o CoreSite Realty Corporation, 1050 17th Street, Suite 800, Denver, Colorado 80265.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Outstanding Common Stock
Beneficial holders of 5% or more of our common stock:
The Carlyle Group L.P.	25,275,390	(1)	54.1%
The Vanguard Group Inc.	2,565,605	(2)	12.0%
FMR LLC	2,517,449	(3)	11.8%
Wellington Management Company, LLP	1,330,610	(4)	6.2%
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC	1,150,767	(5)	5.4%
Named Executive Officers, Directors and Director Nominees:
James A. Attwood, Jr.	—		—
Michael Koehler	15,623	(6)	*
Thomas M. Ray	317,451	(7)	1.5%
Robert G. Stuckey	—		—
Paul E. Szurek	14,373	(6)	*
J. David Thompson	9,873	(6)	*
David A. Wilson	14,373	(6)	*
Jeffrey S. Finnin	130,706	(8)	*
Billie R. Haggard	53,389	(9)	*
Derek S. McCandless	60,329	(10)	*
Jarrett Appleby	149,028		*
All current executive officers and directors as a group (14 persons)	905,177	(11)	4.2%

*
Less than one percent (1%).

(1)
Based solely on a Schedule 13G filed with the SEC on February 14, 2013. Amounts shown represent 25,275,390 Operating Partnership units beneficially owned by The Carlyle Group L.P. Pursuant to the limited partnership agreement of Coresite, L.P., the Operating Partnership units are redeemable for cash, or at our discretion, into shares of our common stock on a one-for-one basis. The table above assumes the conversion of all Operating Partnership units into shares of our common stock on a one-for-one basis. The shares are beneficially owned by The Carlyle

  Group L.P. and its subsidiaries and affiliates, consisting of Carlyle Group Management L.L.C., Carlyle Holdings I GP Inc., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., TC Group, L.L.C., TC Group Sub L.P., Carlyle Realty V GP, L.L.C., Carlyle Realty V, L.P., CoreSite CRP V Holdings, LLC, Carlyle Realty III, GP, L.L.C., Carlyle Realty III, L.P., CoreSite CRP III Holdings, LLC, Carlyle Realty IV GP, L.L.C., Carlyle Realty IV, L.P., CoreSite CRP IV Holdings, LLC, CRP IV AIV GP, L.L.C., CRP IV AIV GP, L.P., CRQP IV AIV, L.P., CRP IV-A AIV, L.P., CoreSite CRP IV Holdings (VCOC II), LLC, CoreSite CRP IV Holdings (VCOC I), LLC, CRP III AIV GP, L.L.C., CRP III AIV GP, L.P., CRQP III AIV, L.P. and CoreSite CRP III Holdings (VCOC), LLC. The address of The Carlyle Group L.P. and each of the other entities listed above is c/o The Carlyle Group, 1001 Pennsylvania Ave NW, Suite 220 South, Washington, DC 20004.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2013. The address of The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Includes 1,398,553 shares reported as beneficially owned by the Vanguard Specialized Funds—Vanguard REIT Index Fund as set forth on a Schedule 13G/A filed with the SEC on February 14, 2013.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2013. Wellington Management Company, LLP, in its capacity as investment advisor, beneficially owns the shares which are held of record by clients of Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2013 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC. Both of Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC list their address as 200 West Street, New York, NY 10282.

(6)
Includes (i) 2,500 shares issuable upon the exercise of options that may be exercised within 60 days of March 31, 2013 and (ii) restricted stock units representing the right to receive 6,873 shares payable upon termination of service as a director.

(7)
Includes 129,176 shares issuable upon the exercise of options that may be exercised within 60 days of March 31, 2013.

(8)
Includes 41,405 shares issuable upon the exercise of options that may be exercised within 60 days of March 31, 2013.

(9)
Includes (i) 21,610 shares issuable upon the exercise of options that may be exercised within 60 days of March 31, 2013 and (ii) 2,407 Operating Partnership units redeemable for cash, or at our discretion, into shares of our common stock on a one-for-one basis. The table above assumes the conversion of all Operating Partnership units into shares of our common stock on a one-for-one basis.

(10)
Includes 16,441 shares issuable upon the exercise of options that may be exercised within 60 days of March 31, 2013.

(11)
Includes (i) 258,682 shares issuable upon the exercise of options that may be exercised within 60 days of March 31, 2013, (ii) restricted stock units representing the right to receive 27,492 shares and (iii) 25,620 Operating Partnership units redeemable for cash, or at our discretion, into shares of our common stock on a one-for-one basis. The table above assumes the conversion of all Operating Partnership units into shares of our common stock on a one-for-one basis.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner or more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except for one late Form 4 for Christopher Ancell relating to a grant of restricted stock in December 2012.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Restructuring Transactions

        Immediately prior to the completion of our IPO, we entered into a series of transactions with the Funds to create our current organizational structure (the "Restructuring Transactions"). In connection with this restructuring, all of the property and non-cash assets that are now used in the operation of our company's business were contributed by the Funds to our Operating Partnership. In the Restructuring Transactions, the Funds contributed 100% of their ownership interests in the entities that, directly or indirectly, owned or leased all of the properties that comprise our portfolio and all the other non-cash assets used in our business. The aggregate undepreciated book value plus construction in progress of the contributed properties was $586.2 million as of June 30, 2010. In exchange for this contribution, our Operating Partnership issued to the Funds 34,600,000 Operating Partnership units in the aggregate having a total value of $553.6 million, based upon a price of $16.00 per unit. Of these Operating Partnership units, approximately 19.5%, or $108.1 million in value, 11.4%, or $63.2 million in value, and 15.6%, or $86.2 million in value, respectively, were issued to the Funds contributing One Wilshire Holdings, LLC, 900 N. Alameda Holdings, LLC and 12100 Sunrise Valley Drive Holdings, LLC, each of which now holds Operating Partnership units exchangeable into five percent or more of our common stock. All of the Operating Partnership units held by each of these three entities are beneficially held by DBD Investors V, L.L.C. See "Security Ownership of Certain Beneficial Owners and Management."

        In connection with the Restructuring Transactions, we entered into an agreement with certain of the Funds granting them certain rights to receive information about us and to consult with and advise us on significant matters so long as they continue to own any Operating Partnership units or shares of our common stock and the number of Operating Partnership units and shares of common stock held collectively by the Funds is equal to or greater than 5% of the total number of shares of outstanding common stock (assuming all Operating Partnership units are exchanged for common stock). This agreement also provides that for so long as the Funds have the right to nominate directors for election to our Board, such rights will be assigned to two of these Funds. The Funds have agreed to maintain the confidentiality of any material non-public information they receive in connection with the foregoing and the Funds will not receive any compensation or expense reimbursement pursuant to this agreement.

Registration Rights Agreement

        In connection with our IPO, we granted the Funds which received Operating Partnership units in the Restructuring Transactions certain registration rights with respect to any shares of our common stock that may be acquired by them in connection with the exchange of units tendered for redemption. An aggregate of 28,700,000 shares of our common stock issuable upon exchange of units issued in the Restructuring Transactions are subject to a registration rights agreement. The holders of such units are entitled to require us to seek to register all such shares of common stock underlying the units for public sale, subject to certain exceptions, limitations and conditions precedent. We will bear expenses incident to our registration requirements under the registration rights agreement, except that such expenses shall not include any underwriting fees, discounts or commissions, brokerage or sales commissions, or out-of-pocket expenses of the persons exercising the redemption rights or transfer taxes, if any, relating to the sale of such shares. In 2012, we did not incur any costs in connection with the registration of our common stock under the registration rights agreement.

Tax Protection Agreement

        We have agreed with each of the Funds that have directly or indirectly contributed their interests in the properties in our portfolio to our Operating Partnership that if we directly or indirectly sell, convey, transfer or otherwise dispose of all or any portion of these interests in a taxable transaction, we will make an interest-free loan to the contributors in an amount equal to the contributor's tax liabilities, based on an assumed tax rate. Any such loan would be repayable out of the after-tax proceeds (based on an assumed tax rate) of any distribution from the Operating Partnership to, or any sale of Operating Partnership units (or common stock issued by us in exchange for such units) by, the recipient of such loan, and would be non-recourse to the borrower other than with respect to such proceeds. These tax protection provisions apply for a period expiring on the earlier of (i) September 28, 2017 and (ii) the date on which these contributors (or certain transferees) dispose in certain taxable transactions of 90% of the Operating Partnership units that were issued to them in connection with the contribution of these properties.

Syniverse Agreement

        On September 19, 2012, we licensed space in one of our data center facilities to Syniverse Technologies, LLC, a provider of business and technology services for the mobile telecommunications industry and a company that is wholly owned by an affiliate of Carlyle. The license agreement, which the Board and our management believe was entered into upon market terms, provides for a three-year term with a total contract value of approximately $0.4 million. License revenue was $44,293 for the year ended December 31, 2012.

Other Transactions

        We lease 1,515 net rentable square feet of space at our 12100 Sunrise Valley property to an affiliate of Carlyle. The lease commenced on July 1, 2008 and expires on June 30, 2013. Rental revenue was approximately $0.3 million for the year ended December 31, 2012.

Statement of Policy Regarding Transactions with Related Parties

        Our Code of Business Conduct and Ethics, which applies to all our directors, officers, employees and agents, includes a process for identifying and resolving potential conflicts of interest, including conflicts arising from transactions with related parties. Specifically, our Code of Business Conduct and Ethics requires that any conflict of interest of our directors, executive officers or other principal officer may only be waived by our Board. All transactions disclosed above were reviewed and approved in accordance with our Code of Business Conduct and Ethics and applicable law.

 MISCELLANEOUS

Stockholder Proposals and Nominations

        Any proposal of a stockholder intended to be included in our proxy statement for the 2014 annual meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than December 4, 2013, unless the date of our 2014 annual meeting is more than 30 days before or after May 22, 2014, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 1050 17th Street, Suite 800, Denver, Colorado 80265.

        A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2014 annual meeting not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 11 of Article II of our current bylaws. Pursuant to Section 11 of Article II of our current bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 4, 2013 nor earlier than November 4, 2013. However, in the event that the 2014 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2014 annual meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. A copy of our bylaws can be obtained from our Corporate Secretary, who can be reached at 1050 17th Street, Suite 800, Denver, Colorado 80265.

        The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with the established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate's candidacy or, if elected, Board membership, would violate controlling state or federal law.

Householding

        Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice of Internet Availability of Proxy Materials or set of proxy materials, unless such holders have provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact our Corporate Secretary in writing, at 1050 17th Street, Suite 800, Denver, Colorado 80265, or by telephone at (866) 777-2673.

Other Matters

        We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of the our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

By Order of the Board of Directors

DEREK S. MCCANDLESS Secretary

Denver, Colorado
April 3, 2013

APPENDIX A

CORESITE REALTY CORPORATION AND CORESITE, L.P.

2010 EQUITY INCENTIVE AWARD PLAN

(As Amended and Restated on                        )

ARTICLE 1
PURPOSE

        The purpose of the Coresite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Coresite Realty Corporation, Inc., a Maryland corporation (the "Company"), and Coresite, L.P., a Delaware limited partnership (the "Partnership"), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company and the Partnership in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's and the Partnership's operations is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" means the entity or person that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 11.1 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.5 hereof, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

        2.2   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.3   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, or an Other Incentive Award granted to a Participant pursuant to the Plan.

        2.4   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

        2.5   "Board" means the Board of Directors of the Company.

        2.6   "Change in Control" means and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d)

  and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (i)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company, or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

        In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

        The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.7   "Code" means the Internal Revenue Code of 1986, as amended.

        2.8   "Committee" means the committee of the Board described in Article 11.

        2.9   "Company Consultant" means any consultant or adviser engaged to provide services to the Company or any Company Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.10 "Company Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

        2.11 "Company Subsidiary" means (a) any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, (b) any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or (c) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that "Company Subsidiary" shall not include the Partnership or any Partnership Subsidiary.

        2.12 "Consultant" means any Company Consultant or any Partnership Consultant.

        2.13 "Covered Employee" means any Company Employee who is, or could become, a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

        2.14 "Director" means a member of the Board, or as applicable a member of the board of directors of a Subsidiary.

        2.15 "Disability" means "disability," as such term is defined in Section 22(e)(3) of the Code.

        2.16 "Dividend Equivalents" means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.17 "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.18 "Effective Date" has the meaning set forth in Section 12.1.

        2.19 "Eligible Individual" means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

        2.20 "Employee" means any Company Employee or Partnership Employee.

        2.21 "Equity Restructuring" means a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

        2.22 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.23 "Expiration Date" has the meaning set forth in Section 12.2.

        2.24 "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on the date determined as follows:

          (a)   If the Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith

        2.25 "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

        2.26 "Independent Director" means a Director of the Company who is not an Employee.

        2.27 "Misconduct" means the occurrence of any of, but not limited to, the following: (a) conviction of the Participant of any felony or any crime involving fraud or dishonesty; (b) the Participant's participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company, the Partnership or any Subsidiary; (c) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant's unfitness to serve; (d) the Participant's violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or the Partnership and/or any Subsidiary; (e) the Participant's violation of state or federal law in connection with the Participant's performance of his or her job which has an adverse effect on the Company and/or the Partnership and/or any Subsidiary; and (f) the Participant's violation of Company or Partnership policy which has a material adverse effect on the Company and/or the Partnership and/or any Subsidiary. Notwithstanding the foregoing, the Participant's Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company, the Partnership or any Subsidiary in effect as of the date of grant of an Award which defines "Misconduct" or "Cause" or a similar term, "Misconduct" for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

        2.28 "Non-Employee Director" means a Director of the Company who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

        2.29 "Non-Qualified Stock Option" means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

        2.30 "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.31 "Other Incentive Award" means an Award granted or denominated in cash, Stock or units of Stock pursuant to Section 8.4 hereof or denominated in other equity interests, including, without limitation, equity interests of the Partnership, such as partnership profits interests, that are convertible or exchangeable into Stock.

        2.32 "Outside Director" means a Director of the Company who qualifies as an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

        2.33 "Participant" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.34 "Partnership Agreement" means the Agreement of Limited Partnership of CoreSite, L.P., as the same may be amended, modified or restated from time to time.

        2.35 "Partnership Consultant" means any consultant or adviser engaged to provide services to the Partnership or any Partnership Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.36 "Partnership Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or of any Partnership Subsidiary

        2.37 "Partnership Subsidiary" means (a) any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Partnership, or (b) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries.

        2.38 "Performance-Based Award" means an award that is subject to the attainment of Performance Goals or other specific performance goals determined appropriate by the Administrator.

        2.39 "Performance Criteria" means one or more of the following criteria that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period: total shareholder return; funds from operations; cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

        2.40 "Performance Goals" means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual, and may be relative to the performance of other corporations (including stock market indices).

        2.41 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.42 "Permitted Transferee" shall mean, with respect to a Participant, any "family member" of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards, or any other transferee approved by the Administrator.

        2.43 "Plan" means this CoreSite Realty Corporation and CoreSite, L.P. 2010 Equity Incentive Award Plan, as it may be amended from time to time.

        2.44 "Public Trading Date" means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

        2.45 "REIT" means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

        2.46 "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.47 "Restricted Stock Unit" means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

        2.48 "Securities Act" means the Securities Act of 1933, as amended.

        2.49 "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

        2.50 "Stock Appreciation Right" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of such number of shares of Stock on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

        2.51 "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

        2.52 "Subsidiary" means any Company Subsidiary or Partnership Subsidiary.

        2.53 "Substitute Award" shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.54 "Successor Entity" has the meaning set forth in Section 2.6.

        2.55 "Termination of Consultancy" means the time when the engagement of a Participant as a Consultant is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company, the Partnership or any Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company, the Partnership or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company, the Partnership or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

        2.56 "Termination of Directorship" means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

        2.57 "Termination of Employment" means the time when the employee-employer relationship between a Participant and the Company, the Partnership or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company, the Partnership or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company, the Partnership or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

        2.58 "Termination of Service" shall mean the last to occur of a Participant's Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company, the Partnership or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of the Partnership), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Article 10 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 6,000,000 shares of Stock. Other Incentive Awards which are denominated in Partnership units, shall count against the number of shares of Stock available for issuance under the Plan only to the extent that such Partnership unit is convertible into shares of Stock and on the same basis as the conversion ratio applicable to the Partnership unit.

          (b)   If any shares of Stock subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the share limit set forth in this Section 3.1(b) in the same number of shares as were debited from the share limit in respect of the grant of such Award (as may be adjusted in accordance with Section 10.1 hereof). Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the share limit set forth in this Section 3.1(b) and will not be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Article 6 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding the foregoing, Other Incentive Awards covering units in the Partnership shall, to the extent such Partnership units are convertible into Stock, reduce the maximum aggregate number of shares of Stock that may be issued under this Plan, on the same basis as such Partnership unit is convertible into Stock (i.e., each such unit shall be treated as an equivalent award of Stock). The payment of Dividend

  Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

          (c)   Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company, the Partnership or any Subsidiary or with which the Company, the Partnership or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company, the Partnership or any Subsidiary immediately prior to such acquisition or combination.

          (d)   Notwithstanding the provisions of this Section 3.1, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 3.1(a), subject to adjustment as provided in Article 10, and no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

        3.2    Stock Distributed.    Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Individual Limits.    Awards to Covered Employees shall be subject to the limits set forth in Section 8.5(d).

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

        4.2    Participation.    Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

        4.3    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        4.4    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        4.5    Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange, the

Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Stock is listed, quoted or traded or any other applicable law.

ARTICLE 5
STOCK OPTIONS

        5.1    General.    The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(b), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

          (b)    Time of Exercise.    The Administrator shall determine the time or times at which an Option may be exercised in whole or in part. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)    Manner of Exercise.    The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

              (i)  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

             (ii)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

            (iii)  In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

            (iv)  Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 9.1 and 9.2.

          (d)    Expiration for Non-Qualified Stock Options.    A Non-Qualified Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

        5.2    Incentive Stock Options.    The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in this Section 5.2.

          (a)    Eligibility.    Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Company Subsidiary which constitutes a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

          (b)    Exercise Price.    The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

          (c)    Expiration.    Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

          (d)    Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (e)    Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any "subsidiary corporation" of the Company or "parent corporation" of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (f)    Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (g)    Transferability; Right to Exercise.    An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution, or pursuant to a DRO. During a Participant's lifetime, unless such Incentive Stock Option is transferred pursuant to a DRO, an Incentive Stock Option may be exercised only by the Participant.

          (h)    Failure to Meet Requirements.    Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

        5.3    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, such Option shall expire on the same date as the grant assumed or substituted for by the Company and the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        5.4    Substitution of Stock Appreciation Rights.    The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable and such Stock Appreciation Right shall expire on the same date as such substituted Option.

ARTICLE 6
RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall determine the mechanism for the transfer of the Restricted Stock and payment therefor in the case of Awards to Partnership Employees or Partnership Consultants, and any forfeiture or repurchase of such Restricted Stock pursuant to Section 6.3.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

        6.3    Repurchase or Forfeiture.    Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant's Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7
STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement (including, without limitation, in the case of Awards to Partnership Employees or Partnership Consultants, the mechanism for the transfer of rights under such Awards).

        7.2    Stock Appreciation Rights.

          (a)   A Stock Appreciation Right shall have a term set by the Administrator, which shall not be more than ten years from the date it is granted. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall be not less than 100% of the Fair Market Value on the date of grant; provided, however, that the Administrator in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant's retirement, death or Disability, or otherwise.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

        7.3    Payment and Limitations on Exercise.

          (a)   Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

          (b)   To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8
OTHER TYPES OF AWARDS

        8.1    Dividend Equivalents.

          (a)   Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. The Administrator shall specify the mechanism for the transfer of Stock pursuant to a Dividend Equivalent Award in the case of Awards to Partnership Employees or Partnership Consultants.

          (b)   Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

          (c)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

        8.2    Stock Payments.    Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator. The Administrator shall specify the mechanism for the transfer of the Stock pursuant to a Stock Payment Award and payment therefor, if applicable, in the case of Awards to Partnership Employees or Partnership Consultants.

        8.3    Restricted Stock Units.    The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall, subject to Section 9.4(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

        8.4    Other Incentive Awards.    Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with cash or shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant. The Administrator shall specify the mechanism for the transfer of the cash, Stock or other equity interests pursuant to Other Incentive Awards and payment therefor, if applicable, in the case of Awards to Partnership Employees or Partnership Consultants.

        8.5    Section 162(m) Provisions.    Notwithstanding any other provision of the Plan to the contrary, if the Administrator determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company, the Partnership or a Subsidiary would claim a tax deduction in connection with such Award, a Covered Employee, then the Administrator may provide that the Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, in which case this Section 8.5 shall be applicable to such Award.

          (a)   If an Award is subject to this Section 8.5, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Performance Goals, which shall be based on the attainment of specified levels of one or any combination of Performance Criteria. Such Performance Goals shall be set in writing by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

          (b)   The Administrator may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary or nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be based on objectively determinable formulas established in a matter that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

          (c)   Following the completion of each Performance Period, and prior to payment of any Award subject to this Section 8.5, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. Notwithstanding any provision of the Plan other than Article 10, with respect to any Award that is subject to this Section 8.5, the Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Administrator may not waive the achievement of the applicable Performance Goals except in the case of the death or disability of the Covered Employee.

          (d)   Subject to adjustment from time to time as provided in Article 10, no Covered Employee may be granted Awards subject to this Section 8.5 in any calendar year period with respect to more than 500,000 Shares, except that the Company may make additional one-time grants of such Awards for up to 250,000 Shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Awards payable in cash subject to this Section 8.5 granted to any Covered Employee in any one calendar year is $5,000,000; provided, however, that in the event a Performance Period for an Award is longer than one year, the limits set forth in this Section 8.5(d) shall be multiplied by a factor equal to the number of whole and partial years in the Performance Period.

          (e)   The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 8.5 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for qualification as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

        8.6    Term.    Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Incentive Award shall be set by the Administrator in its discretion.

        8.7    Exercise or Purchase Price.    The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Incentive Awards; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

ARTICLE 9
PROVISIONS APPLICABLE TO AWARDS

        9.1    Payment.    The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) or shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        9.2    Tax Withholding.    The Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the Partnership or such Subsidiary an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement elect to have the Company, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld (or allow the Participant to make such an election). Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Stock to pay the exercise price or any tax withholding obligation.

        9.3    Transferability of Awards.

          (a)   Except as otherwise provided in Section 9.3(b):

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

            (iii)  During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

          (b)   Notwithstanding Section 9.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

        9.4    Stock Certificates; Book Entry Procedures.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

          (b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        9.5    Paperless Administration.    In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

        9.6    Beneficiaries.    Notwithstanding Section 9.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written or electronic consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant's death.

        9.7    Transfer of Shares to a Partnership Employee or Partnership Consultant.    As soon as practicable after the Company issues shares of Stock with respect to which an Award (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), then, with respect to each such Award:

          (a)   The Company shall sell to the Partnership the number of shares equal to the number of shares deliverable with respect to such Award. The price to be paid by the Partnership to the Company for such shares shall be an amount equal to the product of (x) the number of shares multiplied by (y) the Fair Market Value of a share of Stock at the time of exercise or delivery less the amount paid by the Participant for such shares, if anything, pursuant to Section 9.1; and

          (b)   The Company shall contribute to the Partnership an amount of cash equal to the sum of the amount paid by the Participant, if any, for such shares of Stock, and the amount paid by the Partnership under Section 9.7(a) and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

        9.8    Allocation of Payment.    Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares of Stock with respect to any Awards exercised by or otherwise delivered to such Participant or (and the services performed by the Participant) among such entities for purposes of the provisions of Section 9.7 in order to ensure that the relationship between the Company and the Partnership or such Subsidiary remains at arms-length.

        9.9    Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares of Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Misconduct.

ARTICLE 10
CHANGES IN CAPITAL STRUCTURE

        10.1    Adjustments.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the Administrator shall make proportionate adjustments to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. The determination by the Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

          (b)   In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b):

              (i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 10.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

             (ii)  The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1).

        10.2    Acceleration Upon a Change in Control.    Notwithstanding Section 10.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs (a) and a Participant's Awards (other than Performance-Based Awards) are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse and (b) all Performance-Based Awards earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full or in part, as applicable, in accordance with the payout schedule applicable to such Awards and any remaining outstanding Performance-Based Awards for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in accordance with the payout schedule applicable to such Awards (any existing deferrals or other restrictions not waived by the Administrator in its sole discretion shall remain in effect). Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

        10.3    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

        10.4    Restrictions on Exercise.    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 11
ADMINISTRATION

        11.1    Administrator.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board. The term "Administrator" as used in this Plan shall apply to any person or persons who at the time have the authority to administer the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and such committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director and an Outside Director; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Administrator" as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 11.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which, following the Public Trading Date, are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act, or any regulations or rules issued thereunder. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

        11.2    Action by the Administrator.    Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

        11.3    Authority of Administrator.    Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

        11.4    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

        11.5    Delegation of Authority.    To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards subject to Section 8.5, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 12
EFFECTIVE AND EXPIRATION DATE

        12.1    Effective Date.    The Plan is effective as of the day prior to the Public Trading Date (the "Effective Date").

        12.2    Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the date of the Board's initial adoption of the Plan (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

        12.3    Approval of Plan by Stockholders.    The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders; and, provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

 ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION

        13.1    Amendment, Modification, And Termination.    With the approval of the Board, at any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

        13.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

        13.3    Prohibition on Repricing.    Notwithstanding Section 13.1, and subject to Section 10.1 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock, or (c) take any other action that is treated as a repricing under Applicable Accounting Standards. Subject to Section 10.1 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. This provision shall

ARTICLE 14
GENERAL PROVISIONS

        14.1    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        14.2    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

        14.3    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the Partnership or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the Partnership or any Subsidiary.

        14.4    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the Partnership or any Subsidiary.

        14.5    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        14.6    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        14.7    Expenses.    The expenses of administering the Plan shall be borne by the Company, the Partnership and their Subsidiaries.

        14.8    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        14.9    Fractional Shares.    No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

        14.10    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        14.11    Government and Other Regulations.    The obligation of the Company or the Partnership to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.

        Neither the Company nor the Partnership shall be under an obligation to register pursuant to the Securities Act any of the shares of Stock or Partnership units paid pursuant to the Plan. If the shares of Stock or Partnership units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company or the Partnership, as appropriate, may restrict the transfer of such shares of Stock or units in such manner as it deems advisable to ensure the availability of any such exemption.

        14.12    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A of the Code shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4).

        14.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

        14.14    Restrictions on Awards.    This Plan shall be interpreted and construed in a manner consistent with the Company's status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not become vested or exercisable:

          (a)   to the extent such Award or exercise could cause the Participant to be in violation of the Ownership Limit (as defined in the Company's Articles of Incorporation, as amended from time to time); or

          (b)   if, in the discretion of the Administrator, such Award or exercise could impair the Company's status as a REIT.

        14.15    Conflicts with Company's Articles of Incorporation.    Notwithstanding any other provision of the Plan, no Participant shall acquire or have any right to acquire any Stock, and shall not have any other rights under the Plan, which are prohibited under the Company's Articles of Incorporation, as amended from time to time.

        14.16    Grant of Awards to Certain Employees or Consultants.    The Company and the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture or repurchase of Stock by the Participant, for the purpose of ensuring that the relationship between the Company and the Partnership or such Subsidiary remains at arm's length.

        14.17    Section 83(b) Election.    No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion. If, with the consent of the Company, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

        14.18    Clawback.    To the extent required by applicable law or any applicable securities exchange listing standards, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Administrator, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000172845_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert G. Stuckey 02 Thomas M. Ray 03 James A. Attwood, Jr. 04 Michael Koehler 05 Paul E. Szurek 06 J. David Thompson 07 David A. Wilson CORESITE REALTY CORPORATION 1050 17TH STREET, SUITE 800 DENVER, CO 80265 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. 3 The advisory resolution to approve the compensation of our named executive officers. 4 Approval of the Amended and Restated 2010 Equity Incentive Award Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000172845_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, and Letter to Shareholders is/are available at www.proxyvote.com . CORESITE REALTY CORPORATION Annual Meeting of Stockholders May 22, 2013 2:30 p.m., Mountain Time This proxy is solicited on behalf of the Board of Directors The undersigned Stockholder of Coresite Realty Corporation (the "Company") hereby appoints Thomas M. Ray and Derek S. McCandless, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to attend the Annual Meeting of Stockholders of the Company to be held May 22, 2013, or any postponement or adjournment thereof (the "Meeting"), with all powers which the undersigned would possess if present at the Meeting, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting. The undersigned acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be marked, dated and signed on reverse side